                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

                     International Flavors & Fragrances Inc.
              ----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

              ----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   1) Title of each class of securities to which transaction applies:

   -------------------------------------------------------------------
   2) Aggregate number of securities to which transaction applies:


   -------------------------------------------------------------------
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


   -------------------------------------------------------------------
   4) Proposed maximum aggregate value of transaction:


   -------------------------------------------------------------------
   5) Total fee paid:


   -------------------------------------------------------------------


   -------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.


   -------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


   1) Amount Previously Paid:

   -------------------------------------------------------------------
   2) Form, Schedule or Registration Statement No.:

   -------------------------------------------------------------------
   3) Filing Party:

   -------------------------------------------------------------------
   4) Date Filed:

                                   [IFF LOGO]

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
                              521 WEST 57TH STREET
                              NEW YORK, N.Y. 10019

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 11, 2004

                               ------------------

     The Annual Meeting of Shareholders of International Flavors & Fragrances Inc., a New York corporation (the "Company"), will be held at the office of the Company, 521 West 57th Street, New York, New York, on Tuesday, May 11, 2004, at 10:00 A.M., Eastern Time, to elect 8 directors for the ensuing year, to ratify the selection by the Audit Committee of the Company's Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountant for the Company's 2004 fiscal year, to consider one shareholder proposal and to transact such other business as may properly come before the meeting or any postponement or adjournments thereof.

     Only shareholders of record at the close of business on March 23, 2004 will be entitled to notice of and to vote at the meeting.

     Admission to the meeting will be by ticket only. If you are a shareholder of record and plan to attend, please check the box on the enclosed proxy card. If your shares are not registered in your own name and you plan to attend, please request a ticket by writing to the Office of the Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019. Evidence of your ownership, which you can obtain from your bank or broker, must accompany your letter.

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                          By Order of the Board of Directors,

                                          /s/ Dennis M. Meany

                                          Dennis M. Meany
                                          Senior Vice President, General
                                          Counsel
                                          and Secretary


March 18, 2004

                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on May 11, 2004 (the "2004 Annual Meeting") at the principal executive office of the Company, 521 West 57th Street, New York, New York 10019. This proxy statement and the form of proxy will be mailed to shareholders on or about March 26, 2004. Registered shareholders may also vote by telephone or through the Internet, by following the instructions on the proxy card. In addition to solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic mail. The Company has retained Georgeson Shareholder to assist in proxy solicitation for a fee of $6,000. The cost of soliciting proxies will be borne by the Company. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of Common Stock.

     Any shareholder who signs and returns the enclosed form of proxy may revoke it at any time before it has been exercised by a written notice of revocation of that proxy or by a new proxy bearing a later date, in each case received by the Secretary of the Company prior to the meeting, or by voting in person at the 2004 Annual Meeting. Attendance at the 2004 Annual Meeting will not in itself constitute revocation of a proxy.

     When more than one record holder of the Company's Common Stock shares the same address, the Company may deliver only one annual report and one proxy statement to that address unless the Company has received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of the Company's Common Stock in "street name" for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock. The Company will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any shareholder, including a beneficial owner of stock held in "street name," at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of the annual report and proxy statement, you may call or write the Office of the Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019 (telephone: 212-765-5500). A copy of the annual report and proxy statement are also available though the Company's website, www.iff.com. The information contained on the website is not incorporated by reference in or considered to be a part of this document.

     You may also contact the Office of the Secretary of the Company at the address or telephone number above if you are a shareholder of record of the Company and you wish to receive a separate annual report and proxy statement in the future, or if you are currently receiving multiple copies of the annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in "street name" and you want to increase or decrease the number of copies of the annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

     The Company had outstanding at the close of business on March 1, 2004, 94,512,638 shares of Common Stock entitled to one vote per share. Only shareholders of record at the close of business on March 23, 2004 will be entitled to vote at the 2004 Annual Meeting.

          SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 24, 2004, by each director and nominee for director, the executive officers named in the Summary Compensation Table in this proxy statement and all directors and executive officers as a group.


                                                       SHARES OF         RIGHTS TO ACQUIRE
                                                     COMMON STOCK       BENEFICIAL OWNERSHIP
                                                     BENEFICIALLY           OF SHARES OF         PERCENT
                      NAME                             OWNED (1)          COMMON STOCK (2)      OF CLASS
-----------------------------------------------   ------------------   ---------------------   ----------
Margaret Hayes Adame ..........................            7,127                23,000               (3)
Gunter Blobel .................................            3,750                 3,000               (3)
Stephen A. Block ..............................           10,437               201,667               (3)
Julian W. Boyden ..............................            7,171                81,667               (3)
J. Michael Cook ...............................            5,861                 3,000               (3)
Rob J. M. Edelman .............................                2                74,000               (3)
Peter A. Georgescu ............................           10,991                 8,000               (3)
Richard A. Goldstein ..........................          409,721(4)            794,001              1.3%
Alexandra A. Herzan ...........................        2,153,737(5)                  0              2.3%
D. Wayne Howard ...............................            4,961               113,333               (3)
Arthur C. Martinez ............................            6,861                 3,000               (3)
Burton M. Tansky ..............................            1,049                     0               (3)
William D. Van Dyke, III ......................        7,491,940(6)             23,000              8.0%
Douglas J. Wetmore ............................           17,026               209,208               (3)
All Directors and Executive Officers as a Group
 (24 persons) .................................       10,155,398             2,063,882             12.7%

CERTAIN OTHER OWNERS

     The following table sets forth information regarding beneficial owners of more than 5% of the Company's outstanding Common Stock as of February 24, 2004 (other than Mr. Van Dyke) based on a review of filings with the Securities and Exchange Commission (the "SEC") and other information available to the Company.

                                                  NUMBER OF SHARES AND NATURE OF BENEFICIAL OWNERSHIP
                                         ---------------------------------------------------------------------
                                                            SHARED         SOLE          SHARED
                                          SOLE VOTING       VOTING      INVESTMENT     INVESTMENT     PERCENT
 NAME AND ADDRESS OF BENEFICIAL OWNER        POWER          POWER          POWER          POWER       OF CLASS
--------------------------------------   -------------   -----------   ------------   ------------   ---------
Henry P. van Ameringen (7) ...........     2,457,911     3,550,629      2,457,911     3,550,629          6.2%
 509 Madison Avenue
 New York, NY 10022
J.P. Morgan Chase & Co. (8) ..........       396,680     5,540,480        507,894     5,612,737          6.3%
 270 Park Avenue
 New York, NY 10017

----------
(1) This column includes share unit balances held in the IFF Stock Fund under the Company's Deferred Compensation Plan and credited to participants' accounts (where applicable), and, with respect to executive officers, may include certain premium share units held under such plan which are subject to vesting and may be forfeitable if the participant's employment is terminated. The number of share units in the IFF Stock Fund was calculated for participants based on the closing market price of the Company's Common Stock on February 19, 2004.

(2) The shares listed in this column are those which the named person has (or will have within 60 days after February 24, 2004) the right to acquire by the exercise of stock options granted by the Company.

(3)   Less than 1%.

(4) The number of shares beneficially owned by Mr. Goldstein includes 200,000 restricted shares with respect to which he has sole voting power. Such number of shares also includes 173,772 shares beneficially owned by Mr. Goldstein's wife as to which Mr. Goldstein disclaims beneficial ownership.

(5) Mrs. Herzan is a director of the van Ameringen Foundation, Inc., which owns 1,384,791 shares, President and a director of the Lily Auchincloss Foundation, which owns 32,000 shares, and a trustee of a trust, which holds 736,946 shares, all of which shares are included in Mrs. Herzan's ownership. Mrs. Herzan disclaims beneficial ownership of the shares owned by the van Ameringen Foundation, Inc. and the Lily Auchincloss Foundation.

(6) Mr. Van Dyke is retiring from the Board of Directors as of the date of the 2004 Annual Meeting. The number of shares beneficially owned by Mr. Van Dyke, 111 East Kilbourne Avenue, Suite 1900, Milwaukee, WI, 53202, includes 7,957 shares with respect to which he has sole voting and investment power and 7,354,557 shares over which he has shared voting and investment power, including the holdings of the trust referred to in footnote 9 below, three other trusts of which Mr. Van Dyke is co-trustee and 31,767 shares held by Pollybill Foundation, Inc., of which Mr. Van Dyke is a director. Such number also includes the beneficial interest of Mr. Van Dyke's wife in 129,426 shares owned directly by her. Mr. Van Dyke disclaims any beneficial ownership of the shares held by the various trusts, Polybill Foundation and his wife.

(7) As reported in Schedule 13D/A dated as of October 16, 2003 and as updated based on information available to the Company. The number of shares beneficially owned by Mr. van Ameringen includes 736,946 shares held in a trust of which each of Mr. van Ameringen and Mrs. Herzan is a trustee and 1,384,791 shares owned by the van Ameringen Foundation, Inc. of which Mr. van Ameringen is an officer and director and Mrs. Herzan is a director.

(8) As reported in Schedule 13G dated as of February 12, 2004. Includes 5,523,783 shares beneficially owned by a trust of which Mr. and Mrs. William D. Van Dyke, III and J. P. Morgan Chase are co-trustees. See footnote 6 above for additional shares beneficially owned by Mr. Van Dyke.

                         ITEM 1. ELECTION OF DIRECTORS

     At the meeting 8 directors will be elected to serve for the ensuing year and until their successors are elected and shall qualify. Except as stated below (see "Other Matters" at page 34), the shares of Common Stock represented by the proxies being solicited will be voted FOR the election of the 8 nominees whose names are listed below. If any of the nominees is unable to serve (which is not anticipated), the shares of Common Stock represented by the proxies being solicited will be voted for the balance of those named nominees and for any substitute nominees as the Board of Directors may recommend.

INFORMATION ABOUT NOMINEES

                                                              PRINCIPAL OCCUPATION DURING           YEAR FIRST
                                                                  LAST FIVE YEARS AND                 BECAME
                               NAME              AGE            OTHER DIRECTORSHIPS HELD             DIRECTOR
                               ----              ---            ------------------------             --------
[GRAPHIC OMITTED]      MARGARET HAYES ADAME      64     President, Fashion Group                      1993
                                                        International, an international trade
                                                        organization; Director, Movado
                                                        Group, Inc.


[GRAPHIC OMITTED]          GUNTER BLOBEL         67     Professor, Howard Hughes Medical              2000
                                                        Institute at The Rockefeller
                                                        University, a research medical
                                                        institution


[GRAPHIC OMITTED]         J. MICHAEL COOK        61     Chairman and Chief Executive                  2000
                                                        Officer Emeritus, Deloitte & Touche,
                                                        LLP, an accounting firm; Director,
                                                        The Dow Chemical Company,
                                                        Northrop Grumman Corporation,
                                                        Comcast Corporation; Trustee,
                                                        Fidelity Group of Mutual Funds


[GRAPHIC OMITTED]       PETER A. GEORGESCU       65     Chairman and Chief Executive                  1999
                                                        Officer Emeritus, Young & Rubicam
                                                        Inc., an advertising agency; Director,
                                                        Levi Strauss & Co., Toys "R" Us,
                                                        Inc., EMI

                                                         PRINCIPAL OCCUPATION DURING        YEAR FIRST
                                                             LAST FIVE YEARS AND              BECAME
                               NAME           AGE          OTHER DIRECTORSHIPS HELD          DIRECTOR
                               ----           ---          ------------------------          --------
[GRAPHIC OMITTED]      RICHARD A. GOLDSTEIN   62   Chairman and Chief Executive               2000
                                                   Officer of the Company since June
                                                   2000; President and Chief Executive
                                                   Officer of Unilever United States,
                                                   Inc., and Business Group President
                                                   of Unilever North American Foods, a
                                                   home, personal care and food
                                                   products company, prior thereto;
                                                   Director, Legacy Hotels REIT,
                                                   Fiduciary Trust Company
                                                   International, The Interpublic Group
                                                   of Companies, Inc. and Continuum
                                                   Health Partners, Inc.

[GRAPHIC OMITTED]       ALEXANDRA A. HERZAN   44   President, Lily Auchincloss                2003
                                                   Foundation, Inc., a charitable
                                                   foundation


[GRAPHIC OMITTED]       ARTHUR C. MARTINEZ    64   Chairman and Chief Executive               2000
                                                   Officer Emeritus, Sears, Roebuck and
                                                   Co., a retailer; Director, PepsiCo,
                                                   Inc., Liz Claiborne, Inc. and Martha
                                                   Stewart Living OmniMedia, Inc.;
                                                   Member of the Supervisory Board,
                                                   ABN AMRO Holding, N.V.


[GRAPHIC OMITTED]        BURTON M. TANSKY     66   President and Chief Executive              2003
                                                   Officer since May 2001 and President
                                                   and Chief Operating Officer prior
                                                   thereto, The Neiman Marcus Group,
                                                   Inc., a retailer; Director, The Neiman
                                                   Marcus Group, Inc.


     All of the nominees are presently directors of the Company and all of the nominees except Mr. Tansky were elected by the shareholders at the Company's 2003 Annual Meeting of Shareholders. In October 2003, Mr. Tansky was elected by the Board to fill a newly-created Board vacancy. Mr. Tansky was recommended to the Nominating and Governance Committee of the Company's Board of Directors and the Board by one of the Company's non-management directors who believed that, based on Mr. Tansky's industry and financial experience, he would make a valuable addition to the Company's Board.

     The Company's By-laws provide that each director must retire effective as of the annual meeting of shareholders following his or her 72nd birthday. Accordingly, Mr. William D. Van Dyke, III, who is 72, will retire as a director as of the 2004 Annual Meeting.

BOARD AND COMMITTEE MEETINGS

     The business of the Company is managed by the Board of Directors. The Board has adopted Corporate Governance Guidelines which set forth the practices the Board will follow with respect to Board membership and selection, responsibilities of directors, Board meetings, evaluation of the chief executive officer, succession planning, Board committees and compensation. A copy of the Company's Corporate Governance Guidelines is available though the Company's website, www.iff.com.

     The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which operates pursuant to a written charter adopted by the Board. Each committee reviews its charter at least annually and recommends charter changes to the Board as appropriate. Each committee charter was most recently revised in January 2004. A copy of the charter of each Committee is available through the Company's website, www.iff.com and a copy of the Audit Committee Charter is also attached to this proxy statement as Exhibit
A. Until January 2004, the Board also had an Executive Committee.

     The Board has affirmatively determined that each of Mrs. Adame, Mrs. Herzan, Dr. Blobel and Messrs. Cook, Georgescu, Martinez and Tansky has no material relationship with the Company affecting his or her independence as a director and that each is "independent" within the meaning of the Board's independence standards, which are the same categorical independence standards as established by the New York Stock Exchange ("NYSE") in Section 303A.02 of the NYSE Listed Company Manual. In making each of these independence determinations, the Board considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning his or her independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company. The Board has also determined that each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee is independent under the foregoing independence standards and, with respect to each member of the Audit Committee, is also independent under the independence criteria established by the SEC for audit committee members.

     The Audit Committee, consisting of Mr. Cook, Chairman, Mrs. Adame and Mr. Martinez, oversees and reviews the Company's financial reporting process and the integrity of the Company's financial statements and financial reporting practices, the Company's internal control environment, the qualifications, independence and performance of the Company's independent accountant, the performance of the Company's internal audit staff, and the procedures for monitoring compliance with laws and regulations and with the Company's Code of Business Conduct and Ethics. The Board has determined that each of Mr. Cook and Mr. Martinez is an "audit committee financial expert" under applicable rules of the SEC and has accounting or related financial management expertise as required by applicable NYSE rules. The Board has also determined that all members of the Audit Committee meet the financial literacy standards of the NYSE and that the service by each of Mr. Cook and Mr. Martinez on the audit committee of more than three public companies does not impair the ability of either of them to serve effectively on the Company's Audit Committee.

     The Compensation Committee, consisting of Mr. Georgescu, Chairman, and Messrs. Martinez and Tansky, is responsible for establishing executive officer compensation, for making recommendations to the full Board concerning director compensation and for overseeing the compensation and benefit programs for other employees.

     The Nominating and Governance Committee, consisting of Mr. Martinez, Chairman, Mrs. Adame and Messrs. Cook, Georgescu and Tansky, monitors Board composition and director qualification requirements, identifies qualified individuals to serve on the Board, recommends a slate of nominees for election by the shareholders at the annual meeting of shareholders, reviews potential Board candidates, reviews management succession plans and monitors corporate governance issues.

     The Executive Committee, which the Board determined to end in January 2004, consisted of Messrs. Goldstein, Cook, Georgescu and Martinez. The Executive Committee met only when decisions of the Board were required and it was impractical under the circumstances to convene a meeting of the full Board.

     During 2003, the Board held six meetings, the Audit Committee held seven meetings, the Compensation Committee held six meetings, the Nominating and Governance Committee held three meetings, and the Executive Committee did not meet. During 2003, each director attended greater than 75% of the total of the number of meetings held by the Board and by the Committee(s) on which each such director served. Of the nine directors who were serving on the day of the Company's 2003 Annual Meeting of Shareholders, eight directors attended that meeting. Pursuant to the Company's Corporate Governance Guidelines, unless there are mitigating circumstances, such as medical, family or business emergencies, Board members are to endeavor to participate (either in person or by telephone) in all Board meetings and all Committee meetings of which the director is a member and to attend the Company's annual meeting of shareholders.

     The non-management directors of the Company meet in executive session, without the presence of any corporate officer or member of management, in conjunction with regular meetings of the Board. The non-management directors of the Company have appointed Mr. Martinez as presiding director. Shareholders and other parties interested in communicating directly with the presiding director, with the non-management directors as a group or with all directors as a group may do so by writing to Presiding Director or Non-Management Directors or Board of Directors, in each case, c/o Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019. The Nominating and Governance Committee has approved a process for handling letters received by the Company and addressed to the presiding director, the non-management members of the Board or the entire Board. Under that process, the Secretary of the Company forwards to the presiding director all correspondence received, without opening or screening.

DIRECTORS' COMPENSATION

     Effective as of May 14, 2003, compensation for directors who are not employees of the Company is as follows:

     a.  Directors receive an annual cash retainer of $30,000.

     b. The Chairperson of the Audit Committee receives an annual cash retainer of $7,500, and the Chairpersons of the Compensation Committee and Nominating and Governance Committee each receive an annual cash retainer of $3,750.

     c. Directors receive a cash fee of $1,500 for each meeting of the Board attended. Members of the Audit Committee receive a cash fee of $1,200 for each meeting of the Audit Committee attended, and members of other committees receive a cash fee of $1,000 for each committee meeting attended.

     Directors who are not employees of the Company receive an annual grant, in October of each year, of 1,000 shares of Common Stock of the Company from a pool of shares authorized by the Board in September 2000, and through 2009, automatic annual stock option grants on the date of each annual meeting of shareholders of 3,000 shares of Common Stock under the Company's 2000 Stock Option Plan for Non-Employee Directors (the "2000 DSOP"). Options granted in 2003 under the 2000 DSOP vest in equal installments of 12, 24 and 36 months, and expire ten years after the date of grant. Directors who are employees of the Company do not receive any compensation for their service as a director.

     In March 2003, the Board established minimum ownership requirements for all directors with respect to the Company's Common Stock. Each director is required to own shares whose market value equals seven times the director's annual retainer, or $210,000, which the director must acquire during his or her first five years of Board tenure (or within five years after the requirements were established). The 1,000-share annual stock grant is credited toward this obligation. Effective January 1, 2002, directors became eligible to participate in the Company's Deferred Compensation Plan ("DCP"). Under the DCP, a director may defer all or a portion of his or her cash compensation. In addition, effective with the 1,000 share annual stock grant made in October 2003, directors are required to defer their annual award of Common Stock.

     Directors serving before May 14, 2003 may participate in the Director Charitable Contribution Program (the "DCCP"). Under the DCCP, the Company purchases life insurance policies on the lives of participating directors and is the owner and sole beneficiary of the policies. After the death of a covered director, the Company will donate $500,000 to one or more qualifying charitable organizations designated by the director and $500,000 to The IFF Foundation. Individual directors derive no financial benefit from the DCCP since all tax deductions relating to the contributions accrue solely to the Company. Other than premiums, the DCCP should have no long-term cost to the Company. Directors first elected on or after May 14, 2003 do not participate in the DCCP. Those directors, together with all other directors, are eligible to participate in the Company's Matching Gift Program, under which The IFF Foundation matches, on a dollar for dollar basis up to a maximum of $10,000 per year, contributions to qualifying charitable organizations.

DIRECTOR CANDIDATES

     The Nominating and Governance Committee has established a policy regarding the consideration of director candidates, including those recommended by shareholders. The Nominating and Governance Committee, together with other Board members, will from time to time as appropriate identify the need for new Board members. Particular proposed director candidates who would satisfy the criteria set forth below and otherwise qualify for membership on the Board are identified by the Nominating and Governance Committee. In identifying candidates, the Nominating and Governance Committee will seek input and participation from other Board members and other appropriate sources, to ensure that all points of view can be considered and the best possible candidates can be identified. The Nominating and Governance Committee may also engage a search firm to assist it in identifying potential candidates. Members of the Nominating and Governance Committee and other Board members, as appropriate, will interview selected director candidates, evaluate the director candidates and determine which candidates are to be recommended by the Nominating and Governance Committee to the Board.

     Shareholders wishing to submit a director candidate for consideration by the Nominating and Governance Committee must submit such recommendation to the Nominating and Governance Committee, c/o the Secretary of the Company, in writing, not less than 150 days nor more than 180 days prior to the date of the prior year's annual meeting of shareholders. The request must be accompanied by the same information concerning the director candidate and nominating shareholder as described in Section 3 of the Company's By-laws for shareholder nominations for director to be presented at a shareholders meeting. The Nominating and Governance Committee may also request any additional background or other information from any director candidate or recommending shareholder as it may deem appropriate.

     Board candidates are considered based on various criteria which may change over time and as the composition of the Board changes. The following factors, at a minimum, are considered by the Nominating and Governance Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

     o Judgment, character, expertise, skills and knowledge useful to the oversight of the Company's business;

     o Diversity of viewpoints, backgrounds, experiences and other demographics;

     o   Business or other relevant experience; and

     o The extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the Company and to the requirements and standards of the NYSE and the SEC.

CODE OF BUSINESS CONDUCT AND ETHICS

     The Company has adopted a Code of Business Conduct and Ethics (the "Code of Ethics") that applies to the Company's chief executive officer, principal financial officer, principal accounting officer and to all other Company directors, officers and employees. A copy of the Code of Ethics is available through the Company's website, www.iff.com. The Code of Ethics is also available in print to any shareholder who requests it. A waiver from any provision of the Code of Ethics in favor of a director or executive officer may only be granted by the Board and any such waiver will be publicly disclosed. The Company will disclose substantive amendments to, and any waivers from, the Code of Ethics granted to the Company's chief executive officer, principal financial officer or principal accounting officer, as well as any other executive officer or director, on the Company's website, www.iff.com.

                     REPORT OF THE COMPENSATION COMMITTEE*

     The Compensation Committee of the Board (the "Compensation Committee") operates pursuant to a charter which gives the Compensation Committee responsibility with respect to the compensation and benefits of the Company's executive officers and other members of senior management. The Compensation Committee's specific responsibilities include:

     o reviewing and approving the Company's goals and objectives relevant to the Company's Chief Executive Officer's ("CEO") compensation;

     o based on an evaluation of the CEO's performance by the Nominating and Governance Committee in relation to those goals and objectives, determining the CEO's compensation level;

     o reviewing the Company's general compensation and benefits policies, plans and programs, including incentive compensation plans and equity-based plans;

     o overseeing the administration and competitiveness of such policies, plans and programs;

     o upon the recommendation of the CEO, reviewing the base salary and annual and long-term incentive compensation and equity-based compensation of the executive officers and other members of senior management; and

     o considering recommendations from the Nominating and Governance Committee regarding the compensation of non-employee directors.

The Compensation Committee is authorized to retain as it deems appropriate independent compensation consultants to assist it in carrying out its duties.

COMPENSATION PROGRAM

     For 2003 the Company continued to operate under its comprehensive Executive Compensation Program covering the Company's executive officers and senior management (the "Program"). The Program consists of a Salary Plan ("SP"), an Annual Incentive Plan ("AIP"), a Long-Term Incentive Plan ("LTIP"), a Stock Option Program ("SOP"), a perquisites program and the Company's Executive Separation Policy ("ESP"). The AIP, LTIP and SOP are part of and administered under the 2000 Stock Award and Incentive Plan (the "2000 SAIP"). Before its introduction, the Program was extensively benchmarked, with the assistance of independent compensation consultants, against confidential external marketplace data, and all positions, including those of the CEO and the Company's other executive officers and members of senior management, were internally valued as determined by their scope of responsibilities within the Company. The external survey data are reviewed and updated biennially, and the internal valuation of positions is reviewed and updated periodically. In respect of 2003, external survey data were reviewed; since an internal valuation of positions was conducted for 2001 when the Program was initiated, no formal review of the internal valuation of positions was conducted for 2003. The AIP, the LTIP and the SOP are designed to reward employees only if the Company is successful under specific financial measures, including revenue growth and increases in operating profit, earnings per share, return on net tangible assets, return on invested capital and/or the market price of the Company's Common Stock.

     Under the SP, the Compensation Committee and the Board review salaries of the CEO and the other executive officers periodically. The amount of salary increases is generally based on the executive officer's ongoing performance measured against achievement and satisfaction of financial and/or non-financial objectives and responsibilities.

     Under the AIP, each executive officer, including the CEO, has an annual incentive award target based on the achievement of specific quantitative corporate and, with respect to certain executive officers,

----------
* This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

regional and/or functional, performance goals, which are determined no later than March of each year by the Compensation Committee. For 2003, the corporate objectives related to increases in revenue and improvements in operating profit as a percentage of sales. Each executive officer has a range of potential awards, both above and below target, which are specified each year when the quantitative performance goals are established. The amount paid to each executive officer, including the CEO, at the end of the year depends on the extent to which the performance goals are achieved. Failure to meet threshold performance, based on the performance goals, results in no AIP award to any executive officer for that year.

     Under the LTIP, each executive officer, including the CEO, has an award target for each three-year performance cycle based on the achievement of specific quantitative corporate performance goals, which are determined by the Compensation Committee at the beginning of each performance cycle. For the 2001-2003 and 2002-2004 cycles, these objectives related to improvements in earnings per share and return on net tangible assets. For the 2003-2005 cycle, these objectives relate to improvements in earnings per share and return on invested capital. For each award cycle each executive officer has a range of potential awards, both above and below target, which are specified at the beginning of the cycle. The amount paid at the end of the cycle depends on the extent to which the Company achieves the quantitative corporate performance goals. Failure to meet threshold performance for a cycle, based on the corporate performance goals, results in no LTIP award for that cycle. The Compensation Committee may not increase AIP and LTIP awards to any executive officer beyond those actually earned based on the pre-established goals. It has only negative discretion with respect to awards under these plans for the applicable AIP year or LTIP cycle.

     Under the SOP, each executive officer, including the CEO, has an annual target award and a range of option awards both above and below that target. Under the Memorandum of Understanding (the "MOU") approved by the Board in 2000 setting forth the terms of Mr. Goldstein's employment by the Company, Mr. Goldstein's stock option award is to have a Black-Scholes value of not less than $590,000. Otherwise, the actual size of an executive officer's award is based on the scope of his or her position, individual performance, and ability to drive enhanced long-term shareholder value. The Compensation Committee sets the terms of stock options, including vesting, any performance requirements and the expiration date (which, under the 2000 SAIP, may not be greater than ten years after the grant date). The Compensation Committee has recently evaluated alternative forms of equity compensation, in lieu of stock options, and intends that all equity compensation grants to employees in 2004 will be in the form of restricted stock or restricted stock units, which may also be granted under the 2000 SAIP and which will include performance conditions in connection with vesting of restricted stock or restricted stock units for executive officers and senior management.

     Under the perquisites program, each executive officer receives a package of perquisites that includes a Company-provided automobile, annual physical examination, club membership, the right to travel via first or business class for business purposes and annual financial and tax counseling and estate planning assistance.

     The Company has a Board-approved comprehensive Deferred Compensation Plan (the "DCP"). The DCP allows certain United States-based employees, including the CEO and the other United States-based executive officers, to defer, either for a specified number of years or until retirement or termination of employment, salary, annual and long-term incentive awards and, under certain circumstances, profits from the exercise of stock options. Participating employees may have changes in the value of their deferred compensation measured, at their election, by the market performance of a variety of equity and debt mutual funds offered by The Vanguard Group, which administers the DCP, or by changes in the value of Company Common Stock, or they may have amounts credited to their DCP accounts earn interest at an interest rate which is established each year by the Compensation Committee and which is applicable to all DCP participants. With respect to 2003, the Compensation Committee established an interest rate of 5.79%. The DCP provides participating employees with an incentive to defer compensation into the Company's Common Stock by granting them a 25% premium, credited in Common Stock, on all compensation deferred into that stock.

     The Company's general policy has been, and will continue to be, to structure executive compensation to be deductible under applicable law. The Company also believes, however, that under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it may be in the best interests of the Company and its shareholders to compensate certain key executives in excess of deductible limits.

2003 COMPENSATION OF EXECUTIVE OFFICERS

     The basic components of the Company's executive officer compensation in 2003 were annual salaries, stock options, annual incentive compensation and long-term incentive compensation. In addition, the Company entered into retirement agreements with two retiring executive officers.

SALARIES

     In March 2003, Mr. Goldstein recommended to the Compensation Committee the annual salaries for 2003 for executive officers other than himself. The Compensation Committee considered the recommendations and discussed them with Mr. Goldstein and recommended to the Board annual salaries for those executive officers, which reviewed and approved such salaries. The approved salaries became effective on April 1, 2003 for the following 12-month period. In making its recommendations, the Compensation Committee relied on information provided by Mr. Goldstein, based on his firsthand knowledge of the performance of each executive officer against financial and/or non-financial goals and responsibilities and his or her contribution to the Company and to his or her respective area of concentration. The Compensation Committee also considered information in terms of comparative compensation levels at comparable companies (which is not the same group of companies as the peer group set forth in the Company's performance graph at page 29 below). There was no precise test or formula by which the recommended salaries of the executive officers for 2003 were related to performance. The Compensation Committee concluded, and the Board agreed, that the Company's interests were best served by a flexible policy that allowed the Compensation Committee and the Board to fix 2003 annual salaries after considering and evaluating the factors enumerated above.

     The Compensation Committee, following and based on a performance review of Mr. Goldstein conducted by the Nominating and Governance Committee in relation to the Company's performance and Mr. Goldstein's individual performance against financial and non-financial objectives, and based on a reassessment of certain provisions of the MOU, determined and recommended to the Board, and the Board (with Mr. Goldstein recusing himself) approved, the 2003 annual base salary for Mr. Goldstein. In 2001 and 2002, Mr. Goldstein was being reimbursed certain business-related and other expenses up to $120,000 per year. In 2003, the Committee recommended to the Board that the $120,000 expense reimbursement provided for in the MOU be reclassified as salary with Mr. Goldstein thereafter being reimbursed for expenses on the same basis as Company executive officers. The 2003 annual base salary approved by the Board for Mr. Goldstein included the recommended $120,000 reclassification.

STOCK OPTIONS

     During the first quarter of 2003, the Compensation Committee established 2003 stock option award targets for the CEO and each of the other executive officers under the Company's SOP and, with respect to the CEO, pursuant to the terms of the MOU. The Compensation Committee reviewed and approved the recommendations of the CEO for 2003 awards under the SOP for each executive officer other than the CEO, including the CEO's recommendation that awards under the SOP to certain executive officers be above their stock option award targets, and determined the award for Mr. Goldstein. For 2003 certain executive officers, other than Mr. Goldstein, received an award that was between 14% and 100% higher than his or her target stock option grant under the SOP. The Compensation Committee made these greater than target awards to increase the executive officers' alignment with shareholders, to provide them with further incentive to increase shareholder value and to reward these executive officers for outstanding individual performance. Other executive officers received their target stock option grant. The Compensation Committee made all grants other than to Mr. Goldstein after considering the recommendations of Mr. Goldstein. Mr. Goldstein's stock option grant was made based on the recommendation of independent compensation consultants and had a Black-Scholes value of more than twice the minimum required by the MOU based on Mr. Goldstein's individual performance.

     During 2003, the Compensation Committee adopted Share Retention Guidelines applicable to executive officers and other members of senior management, requiring them, effective from January 1, 2004, and upon exercising stock options or realizing Company stock due to vesting of restricted stock or restricted stock units, to retain a specified portion of the Company shares realized after payment of the exercise price and income taxes related to the exercise. A covered individual would be exempt from the requirement if the individual owns shares of Common Stock having a value equal to a specified multiple of that individual's base salary, depending on the individual's grade level with the Company. The Compensation Committee adopted this requirement in order to further align the interests of the Company's executive officers and senior management with shareholders.

INCENTIVE COMPENSATION

     During the first quarter of the year the Compensation Committee established the specific quantitative corporate performance goals and award targets for Mr. Goldstein and for each of the other executive officers for (i) 2003 under the AIP and (ii) the 2003-2005 cycle under the Company's LTIP. In January 2004, the Compensation Committee also certified the level of achievement of the pre-established corporate performance goals under the AIP for 2003 and LTIP for the 2001-2003 performance cycle and determined the level of incentive compensation under each of those plans based on those achievements.

     For 2003, all of the Company's executive officers participated in the AIP. For 2003, annual incentive compensation based on corporate performance was 27.5% of target. Depending on the mix of corporate performance goals and regional and/or functional performance goals applicable to each executive officer, each executive officer, including Mr. Goldstein, received for 2003 annual incentive compensation between 13.75% and 51.25% of his or her target incentive compensation for the year.

     All of the Company's executive officers participated in the 2001-2003 cycle of the LTIP. For the 2001-2003 cycle, the Company achieved in the aggregate 110.83% of the corporate performance goals, as a result of which each executive officer, including Mr. Goldstein, received for 2001-2003 long term incentive compensation equal to 110.83% of his or her target incentive compensation for the cycle. Since the LTIP was a start-up plan in 2001 and payments thereunder with respect to the 2001-2003 cycle are based on 3-year performance criteria, no amounts were paid under the LTIP at the end of 2001 or 2002. Therefore, LTIP payments with respect to the 2001-2003 performance cycle were based on targets at three times the annualized award level to start up the plan. Although the Compensation Committee initially contemplated that subsequent three-year LTIP performance cycles would continue on a biennial basis, the decision was made to shift to annual cycles commencing with the 2002-2004 cycle. Accordingly, if any LTIP payments are made with respect to the 2002-2004 cycle or the 2003-2005 cycle, these payments would be based on targets at one times the annualized award level.

MR. GOLDSTEIN'S 2003 COMPENSATION

     As discussed above, Mr. Goldstein's base salary for 2003 was established by the Board (with Mr. Goldstein recusing himself) on the recommendation of the Compensation Committee, following and based on a performance review for 2002 conducted by the Nominating and Governance Committee of the Board and based on a reassessment of certain provisions of the MOU. Both his target award and his actual payout of annual incentive compensation were governed by and were consistent with the terms of the AIP. His participation in the 2003-2005 cycle of the LTIP is governed by and consistent with the terms of the LTIP. His stock option award was 140,000 shares. The Compensation Committee and the Board (with Mr. Goldstein recusing himself) determined that each element and the aggregate of Mr. Goldstein's compensation in respect of 2003 were fair and reasonable and within the range of compensation for chief executive officers of companies comparable to the Company.

RETIREMENT ARRANGEMENTS

     Julian W. Boyden retired as Executive Vice President and Stephen A. Block retired as Senior Vice President, General Counsel and Secretary, effective as of March 31, 2003 (after 35 years of service, including service with Bush Boake Allen Inc., which was acquired by the Company in 2000) and

December 31, 2003 (after 11 years of service), respectively. The terms of the retirement agreements and payments that each of Messrs. Boyden and Block are receiving as a result of their retirements, including payments pursuant to the ESP, are described in "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 21 below. The Compensation Committee approved these retirement arrangements, taking into account a number of factors, including the terms of the ESP and the Committee's judgment as to what was appropriate and reasonable in light of each of Messrs. Boyden's and Block's position with and contributions to the Company.

     In summary, the Compensation Committee believes the Company has an appropriate and competitive compensation policy, which is designed to attract and retain qualified executive officers and motivate them to create and enhance shareholder value. The Company's compensation policy soundly balances base salary, annual and long-term cash incentives, and stock options and, for the CEO, a restricted stock grant made in 2002. The Compensation Committee, with the assistance of independent compensation consultants, periodically reviews both compensation levels for the CEO and other executive officers and the appropriate balance among the various components. This review is designed to assure that the Company's compensation program remains competitive and enables the Company to attract and retain high quality executives.


                                     COMPENSATION COMMITTEE

                                     Peter A. Georgescu
                                     Chairman

                                     Arthur C. Martinez
                                     Burton M. Tansky*
                                     William D. Van Dyke, III**

----------
*     Committee member as of January 27, 2004.

**    Retired as Committee member as of January 27, 2004.

                          SUMMARY COMPENSATION TABLE

     The following table sets forth information for 2003, 2002 and 2001 relating to the compensation of the Chairman and Chief Executive Officer, each of the other four most highly compensated executive officers of the Company who were serving at December 31, 2003 and a former executive officer who was not serving as such at December 31, 2003.

                                                     ANNUAL COMPENSATION
                                 -----------------------------------------------------------
               (A)                 (B)         (C)            (D)               (E)
                                                                            OTHER ANNUAL
   NAME AND PRINCIPAL POSITION    YEAR      SALARY($)     BONUS($)(1)   COMPENSATION ($)(2)
-------------------------------- ------ ---------------- ------------- ---------------------
Richard A. Goldstein ........... 2003     $1,120,000        $308,000          $ 74,354
 Chairman and Chief              2002        993,750         215,000           104,154
 Executive Officer               2001        943,750         374,693            93,859

Julian W. Boyden ............... 2003        540,749(9)            0            17,486
 Former Executive Vice           2002        518,750          84,656            23,546
 President*                      2001        493,750         160,125            13,751

D. Wayne Howard ................ 2003        448,250          74,415            16,131
 Executive Vice President,       2002        430,000          70,950            16,709
 Global Operations               2001        393,750         128,100            27,496

Douglas J. Wetmore ............. 2003        433,250          59,950            15,681
 Senior Vice President and       2002        412,500          57,109            13,590
 Chief Financial Officer         2001        363,750         120,094            15,464

Stephen A. Block ...............
 Former Senior Vice President,   2003        417,500          57,750            16,617
 General Counsel and             2002        405,000          55,094            16,526
 Secretary*                      2001        382,500         124,898            15,820

Rob J. M. Edelman (11) ......... 2003        374,967          96,085            17,164
 Vice President and Regional     2002        298,903          20,528            14,335
 Manager, Europe                 2001        241,568          65,822            13,675



                                                         LONG TERM COMPENSATION
                                 ----------------------------------------------------------------------
                                              AWARDS                             PAYOUTS
                                 -------------------------------- -------------------------------------
               (A)                       (F)             (G)             (H)                (I)
                                                      SECURITIES                         ALL OTHER
                                     RESTRICTED       UNDERLYING        LTIP           COMPENSATION
   NAME AND PRINCIPAL POSITION        STOCK(3)       OPTIONS (#)   PAYOUTS ($)(4)         ($)(5)
-------------------------------- ------------------ ------------- ---------------- --------------------
Richard A. Goldstein ........... $     --              140,000      $2,682,433        $     742,276(6)
 Chairman and Chief              5,884,000(7)          140,000              --              794,375(6)
 Executive Officer                     --              101,000         720,000(8)           832,947(6)

Julian W. Boyden ...............       --               50,000         866,163            1,207,069(10)
 Former Executive Vice                 --               57,500              --               17,579
 President*                            --               50,000              --               54,738

D. Wayne Howard ................       --               50,000         715,429               22,650
 Executive Vice President,             --               60,000              --               13,875
 Global Operations                     --               50,000              --               17,012

Douglas J. Wetmore .............       --               70,000         684,950               21,308
 Senior Vice President and             --               44,000              --               23,001
 Chief Financial Officer               --               35,000              --               17,440

Stephen A. Block ...............
 Former Senior Vice President,         --               35,000         676,083            1,367,822(10)
 General Counsel and                   --               42,500              --               14,757
 Secretary*                            --               35,000              --               12,604

Rob J. M. Edelman (11) .........       --               15,000         464,053                   --
 Vice President and Regional           --               27,000              --                   --
 Manager, Europe                       --               12,000              --                   --



----------
* Mr. Boyden ceased service as an executive officer on March 31, 2003 and Mr. Block ceased service as an executive officer on December 31, 2003. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 21 below.

(1) Except where noted for Mr. Goldstein, paid under the Company's AIP. Under the AIP, each named executive officer other than Mr. Edelman had an award target for 2003 based on the achievement of specific quantitative corporate performance goals. Mr. Edelman had an award target for 2003 half of which was based on the achievement of the same corporate performance goals and half of which was based on specific quantitative regional goals. All of these performance goals were determined by the Compensation Committee of the Board at the beginning of 2003. For 2003, the corporate performance goals related to increases in revenue and improvement in operating profit as a percentage of sales. For 2003, the Company achieved in the aggregate 27.5% of the corporate performance goals under the AIP, as a result of which each named executive officer other than Mr. Edelman received annual incentive compensation equal to 27.5% of his target incentive compensation for the year. For 2003, the Company achieved in the aggregate 75% of the regional goals under the AIP for Mr. Edelman, as a result of which Mr. Edelman received annual incentive compensation equal to 51.25% of his target incentive compensation for the year.

(2) Includes amounts in respect of (a) the personal use of the automobile provided by the Company in 2003: Mr. Goldstein--$14,250, Mr. Boyden--$9,666, Mr. Howard-- $8,631, Mr. Wetmore-- $12,181, Mr.
     Block--$10,617, Mr. Edelman--$17,164; in 2002: Mr. Goldstein--$13,150, Mr.
     Boyden--$15,988, Mr. Howard--$8,709, Mr. Wetmore--$10,090, Mr.
     Block--$13,526, Mr. Edelman--$14,335; in 2001: Mr. Goldstein--$16,035, Mr.
     Boyden--$3,616, Mr. Howard--$10,243, Mr. Wetmore--$12,464, Mr.
     Block--$8,320, Mr. Edelman--$13,675; (b) financial planning services in 2003: Mr. Goldstein --$37,458, Mr. Boyden--$7,820, Mr. Howard--$4,500, Mr.
     Block--$6,000; in 2002: Mr. Goldstein--$23,295, Mr. Boyden--$7,558, Mr.
     Howard--$4,500, Mr. Block--$3,000; in 2001: Mr. Goldstein--$15,869, Mr.
     Boyden--$7,500; Mr. Howard--$8,200, Mr. Block--$7,500; (c) club memberships in 2003: Mr. Goldstein--$22,646, Mr. Howard--$3,000, Mr. Wetmore-- $3,500;
     in 2002: Mr. Goldstein--$22,733, Mr. Howard--$3,500, Mr. Wetmore--$3,500;
     in 2001: Mr. Goldstein--$19,544, Mr. Boyden--$2,635, Mr. Howard--$3,000;
     Mr. Wetmore--$3,000; (d)
     housing and personal expenses for Mr. Goldstein in 2002: $44,976; in 2001:
     $42,411; and (e) a housing subsidy (including tax gross up of $2,754) in 2001: Mr. Howard--$6,053.

(3) Excludes premium share units in the IFF Stock Fund credited to the accounts of the named executive officers who participate in the DCP. Based on the closing price of the Company's Common Stock on December 31, 2003, the aggregate number and dollar value of premium share units in the IFF Stock Fund credited to such accounts was: Mr. Goldstein--4,623 shares or $161,452, Mr. Boyden--1,204 shares or $42,035, Mr. Howard--426 shares or $14,871, Mr. Wetmore--694 shares or $24,234, Mr. Block--254 shares or $8,875. Such premium shares are subject to forfeiture. Except for such premium shares and the restricted stock held by Mr. Goldstein described below, no other named executive officer holds restricted stock.

(4) Except where noted for Mr. Goldstein, paid under the Company's LTIP. Under the LTIP, each executive officer had an award target for the 2001-2003 performance cycle based on the achievement of specific quantitative corporate performance goals, which were determined by the Compensation Committee of the Board at the beginning of the performance cycle. For the 2001-2003 cycle, these objectives related to improvements in earnings per share and return on net tangible assets. For the 2001-2003 cycle, the Company achieved in the aggregate 110.83% of the corporate performance goals under the LTIP, as a result of which each executive officer received long-term incentive compensation for the cycle. Since the LTIP was a start-up plan in 2001 and payments thereunder with respect to the 2001-2003 cycle are based on 3-year performance criteria, no amounts were paid under the LTIP at the end of 2001 or 2002. Therefore, LTIP payments with respect to the 2001-2003 performance cycle were based on targets at three times the annualized award level to start up the plan. Awards under the LTIP are made in cash, but executive officers may elect to defer LTIP awards under the Company's DCP.

(5) Includes the following amounts paid, matched or set aside by the Company under the Company's Retirement Investment Fund Plan, a defined contribution plan, and the DCP (including the dollar amount, on the date of contribution, of premium shares credited to the accounts of participants in the DCP), for 2003: Mr. Goldstein--$30,156, Mr. Boyden--$12,610, Mr. Howard--$21,832, Mr. Wetmore--$20,568, Mr. Block--$19,363; for 2002: Mr.
     Goldstein--$82,938, Mr. Boyden--$15,188, Mr. Howard--$13,200, Mr.
     Wetmore--$22,251, Mr. Block--$12,663; for 2001: Mr. Goldstein--$121,985,
     Mr. Boyden--$52,781, Mr. Howard--$16,374, Mr. Wetmore--$16,880, Mr. Block--
     $11,100. Also includes the following amounts in respect of life insurance coverage under the Company's Executive Death Benefit Program: for 2003: Mr. Goldstein--$5,870, Mr. Boyden--$2,544, Mr. Howard--$818, Mr. Wetmore--$740,
     Mr. Block--$1,959; for 2002: Mr. Goldstein-- $5,187, Mr. Boyden--$2,391,
     Mr. Howard--$675, Mr. Wetmore--$750, Mr. Block--$2,094; for 2001: Mr.
     Goldstein--$4,712, Mr. Boyden--$1,957, Mr. Howard--$638, Mr. Wetmore--$560,
     Mr. Block--$1,504. No participant in the Program has or will have any interest in the cash surrender value of the underlying insurance policy.

(6) In addition to the amounts described in note (5) above, includes $706,250 paid to Mr. Goldstein pursuant to the MOU in respect of long term incentive payments that he forfeited by leaving his prior employer. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 19 for the terms of the MOU.

(7) On August 1, 2002 Mr. Goldstein received a Performance Incentive Award ("PIA") of 200,000 restricted shares of the Company's Common Stock. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 20. Mr. Goldstein's entitlement to all or a portion of the award is subject to (a) the Company's achieving certain levels of shareholder returns compared to those of a specified group of other companies, over the three-, four-and five-year periods commencing August 1, 2002, and (b) Mr. Goldstein's remaining employed by the Company during such periods. He may earn up to 25% of the award (50,000 shares) at the end of three years, an additional 25% of the award (50,000 shares) at the end of four years, and the remaining 50% of the award (100,000 shares) at the end of five years. If any portion of the award is not earned during the first two performance periods, it may be earned if the performance objective is met for the full five-year period. Although the stock is restricted, Mr. Goldstein has voting and dividend rights on all shares. Based on the closing price of the Company's Common Stock on December 31, 2003, the dollar value of the restricted stock held by Mr. Goldstein on that date was $6,984,000.

(8) Pursuant to the terms of the MOU entered into in connection with Mr. Goldstein's appointment as Chairman and Chief Executive Officer. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 19.

(9) Includes $336,055 paid in 2003 under the terms of a retirement agreement with Mr. Boyden. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 21.

(10) In addition to the amounts described in note (5) above, includes the following amounts paid or payable through 2006 under terms of retirement agreements with Mr. Boyden--$1,191,915 and Mr. Block--$1,346,500. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 21.

(11) Amounts were paid in Euro and are translated into U.S. Dollars at average exchange rates during the year. Mr. Edelman's base salary in Euro was
     (Euro)333,156, (Euro)317,982 and (Euro)269,397 for 2003, 2002 and 2001,
     respectively.


                           OPTION/SAR GRANTS IN 2003

     The following table shows all grants of options in 2003 to the executive officers named in the Summary Compensation table. No stock appreciation rights
(SARs) were granted in 2003.


           (A)                    (B)                (C)           (D)          (E)           (F)
                                                 % OF TOTAL
                                                   OPTIONS       EXERCISE
                           NUMBER OF SHARES      GRANTED TO      OR BASE                  GRANT DATE
                          UNDERLYING OPTIONS      EMPLOYEES       PRICE     EXPIRATION   PRESENT VALUE
          NAME              GRANTED (#)(1)     IN FISCAL YEAR   ($/SH)(2)     DATE(1)       ($)(3)
------------------------ -------------------- ---------------- ----------- ------------ --------------
R.A. Goldstein .........       140,000                5.2          29.86   3/11/2013      $1,310,400
J.W. Boyden ............        50,000                1.9          29.86   3/11/2013         468,000
D.W. Howard ............        50,000                1.9          29.86   3/11/2013         468,000
D.J. Wetmore ...........        70,000                2.6          29.86   3/11/2013         655,200
S.A. Block .............        35,000                1.3          29.86   3/11/2013         327,600
R.J.M. Edelman .........        15,000                0.6          29.86   3/11/2013         140,400

----------
(1) All options to the named executive officers were granted on March 11, 2003 under the 2000 Stock Award and Incentive Plan ("2000 SAIP"), which was initially approved by shareholders at the Company's 2000 Annual Meeting of Shareholders and which was amended by approval of shareholders at the Company's 2002 Annual Meeting of Shareholders. All options expire ten years after grant and become exercisable in three equal installments 12, 24 and 36 months, respectively, after the date of grant.

(2) All options to the named executive officers were granted at the closing market price on the date of grant.

(3) The Company used the Black-Scholes model of option valuation to determine grant date present value. The actual value, if any, that an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, future dividend yield and the time of exercise. For these reasons, the Company does not believe that the Black-Scholes model can accurately determine the value of an option. The assumptions used by the Company are as follows: a grant date stock price and exercise price of $29.86 per share; an option term of 10 years; a stock price volatility based on the calendar year closing prices of the Company's Common Stock (plus dividends) for the period December 31, 1993 through December 31, 2003; a dividend yield of 2.08% (the dividend yield is calculated by annualizing the average of the quarterly dividend yields, which are developed by dividing each dividend payment between January 1, 2003 and December 31, 2003 by the stock price on the ex-dividend date with respect to such payment); and a risk-free interest rate of 3.99% (the yield on the date of grant on the U.S. Government Zero Coupon Bond with a maturity closest to the option term).

AGGREGATED OPTION EXERCISES IN 2003 AND OPTIONS/SAR VALUES AT DECEMBER 31, 2003

     The following table provides information as to options exercised in 2003 by each of the executive officers named in the Summary Compensation Table and the value of options held by each such executive officer at December 31, 2003 measured in terms of the closing price of the Common Stock in consolidated trading on December 31, 2003. No stock appreciation rights (SARs) are outstanding.




           (A)                (B)           (C)                  (D)                          (E)
                                                         NUMBER OF SECURITIES
                             SHARES                     UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN THE
                          ACQUIRED ON      VALUE        OPTIONS AT FY END (#)     MONEY OPTIONS AT FY END($)
          NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
          ----            -----------   -----------   -------------------------    -------------------------
R.A. Goldstein .........          0     $        0         747,334/333,666           $1,009,295/1,208,175
J.W. Boyden ............          0              0          52,500/117,500           $    300,915/676,116
D.W. Howard ............          0              0          96,666/128,334           $    719,094/675,556
D.J. Wetmore ...........     89,625      1,034,945         136,000/160,875           $  227,565/1,021,537
S.A. Block .............    114,375      1,414,382         170,000/133,125           $    226,515/982,443
R.J.M. Edelman .........          0              0                74,000/0           $          329,690/0

                           EQUITY COMPENSATION PLANS

     The following table provides information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's equity compensation plans as of December 31, 2003.


-----------------------------------------------------------------------------------------------------------------------
                                                                                         NUMBER OF SECURITIES
                                  NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE        REMAINING AVAILABLE FOR
                                  BE ISSUED UPON EXERCISE       EXERCISE PRICE OF        FUTURE ISSUANCE UNDER
                                  OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,     EQUITY COMPENSATION PLANS
         PLAN CATEGORY              WARRANTS AND RIGHTS        WARRANTS AND RIGHTS       (EXCLUDING SECURITIES
                                                                                       REFLECTED IN COLUMN (A))
                                            (A)                        (B)                        (C)
-----------------------------------------------------------------------------------------------------------------------
   Equity compensation plans             7,660,382(2)             $   33.07(3)                 8,679,643(4)
       approved by security
          holders (1)
-----------------------------------------------------------------------------------------------------------------------
   Equity compensation plans             2,794,170(6)             $   25.91(3)                 4,253,662(7)
    not approved by security
          holders (5)\
-----------------------------------------------------------------------------------------------------------------------
             Total                      10,454,552                $   31.18(3)                12,933,305

----------
(1) Represents the 2000 SAIP, the 2000 Stock Option Plan for Non-Employee Directors, the 1997 Employee Stock Option Plan, the Employee Stock Option Plan of 1992, the 1990 Stock Option Plan for Non-Employee Directors, the Employee Stock Option Plan of 1988 and the Global Employee Stock Purchase Plan ("GESPP"). Also includes the 1997 Employee Stock Option Plan for The Netherlands, the Employee Stock Option Plan of 1992 for The Netherlands and the Employee Stock Option Plan of 1988 for The Netherlands, each of which forms a subpart of and as to which shares are issuable under the 1997 Employee Stock Option Plan, the Employee Stock Option Plan of 1992 and the Employee Stock Option Plan of 1988, respectively. The 2000 SAIP provides for the award of stock options and other equity-based awards.

(2) Excludes the Performance Incentive Award ("PIA") of 200,000 shares of restricted Common Stock granted to Mr. Goldstein, Chairman and Chief Executive Officer, on August 1, 2002. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 20. Excludes 4,448,341 shares remaining available for issuance under the GESPP, which was approved by shareholders.

(3) Weighted average exercise price of outstanding options; excludes the PIA granted to Mr. Goldstein, restricted stock units and shares credited to accounts of participants in the DCP.

(4) Includes 4,448,341 shares available for future issuance under the GESPP. Does not include 1,744,750 options outstanding as of December 31, 2003 under the 1997 Employee Stock Option Plan (including the 1997 Employee Stock Option Plan for The Netherlands). Pursuant to approval of shareholders at the Annual Meeting held on May 7, 2002, shares authorized under the 1997 Employee Stock Option Plan, but not used thereunder for any reason, are added to shares available for awards under the 2000 SAIP. As a result, any outstanding options under the 1997 Employee Stock Option Plan that are cancelled become available for grant under the 2000 SAIP.

(5)   Represents the 2000 Supplemental Stock Award Plan (the "2000 Supplemental
      Plan), the DCP and the pool of shares to be used for annual awards of 1,000 shares to each non-employee director.

(6) Includes 37,229 restricted stock units (including dividend equivalents through December 31, 2003) granted under the 2000 Supplemental Plan. Excludes shares of the Company's Common Stock credited to participant's accounts as of December 31, 2003 and issuable under the DCP. Also excludes deferred annual awards of 1,000 shares each made to non-employee directors.

(7) Includes 3,996,256 shares remaining available for issuance under the DCP and 67,750 shares remaining available for issuance from the pool of shares to be used for annual awards of 1,000 shares to each non-employee director.

2000 SUPPLEMENTAL STOCK AWARD PLAN AND DIRECTORS' ANNUAL STOCK AWARD POOL

     On November 14, 2000 the Company's Board of Directors approved the 2000 Supplemental Plan. Under applicable NYSE rules the 2000 Supplemental Plan does not require approval, and has not been approved by shareholders. The 2000 Supplemental Plan is a stock-based incentive plan designed to attract, retain, motivate and reward employees and certain other persons who provide substantial services to the Company, excluding all executive officers and directors of the Company, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals and to promote the creation of long-term value for shareholders. Under the 2000 Supplemental Plan, eligible participants may be granted nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, stock granted as a bonus or in lieu of another award, dividend equivalents, other stock based awards or conditional rights to receive stock or other awards (performance awards) (collectively, "Awards") under terms and conditions that are identical to those under the Company's shareholder-approved 2000 SAIP. Unlike under the 2000 SAIP, however, no cash awards may be granted under the 2000 Supplemental Plan. In addition the Company's executive officers are not eligible to receive awards under the 2000 Supplemental Plan. The total number of shares of the Company's Common Stock reserved for Awards under the 2000 Supplemental Plan is 4,500,000 of which a total of 2,794,170 options and unvested restricted stock units were outstanding as of December 31, 2003, and 189,656 remained available for grant as of that date. On February 6, 2004, 37,229 restricted stock units granted in November 2000 vested.

     In September 2000, the Company's Board of Directors authorized and reserved a pool of 100,000 shares of the Company's Common Stock to be used for annual awards of 1,000 shares to each non-employee director of the Company on October 1 each year. The shares may be issued out of authorized but unissued or treasury shares. Under applicable NYSE rules this pool did not require approval, and has not been approved by shareholders.

            EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                        CHANGE-IN-CONTROL ARRANGEMENTS

     In connection with Mr. Goldstein's appointment as Chairman and Chief Executive Officer of the Company in 2000, the Company negotiated with Mr. Goldstein, and the Board approved, a Memorandum of Understanding ("MOU") setting forth the terms of Mr. Goldstein's employment by the Company. The principal terms of the MOU are:

         (a) Mr. Goldstein is employed by the Company as its Chairman and Chief Executive Officer for a term of five years effective June 1, 2000.

         (b) Mr. Goldstein's annual base salary will not be less than $900,000, the level established by the Board.

         (c) For 2000 Mr. Goldstein was guaranteed and received an annual incentive compensation award of $540,000, 60% of his $900,000 base salary. For years after 2000 Mr. Goldstein's annual incentive compensation is subject to the attainment of certain annual corporate performance goals approved by the Board under the 2000 SAIP. For 2001, 2002 and 2003 those corporate performance goals were identical to the corporate performance goals applicable to all other executive officers of the Company.

         (d) For 2000 Mr. Goldstein was guaranteed and received a long-term incentive compensation award of $720,000, 80% of his $900,000 base salary. For periods after 2000 Mr. Goldstein's long-term incentive compensation is subject to the attainment of certain corporate long-term performance goals approved by the Board under the 2000 SAIP. For the 2001-2003, 2002-2004 and 2003-2005 cycles of the Long-Term Incentive Plan, those corporate performance goals are identical to those applicable to all other executive officers of the Company.

         (e) On June 1, 2000 Mr. Goldstein was granted options to purchase 700,000 shares of the Company's Common Stock. Of these options, an option for 500,000 shares was a "sign-on" grant; an option for 100,000 shares was to compensate Mr. Goldstein for his forfeiture, upon his leaving Unilever United States, Inc. ("Unilever US"), of unvested options to purchase stock of Unilever plc; and an option for 100,000 shares was Mr. Goldstein's 2000 annual grant. The "sign-on" grant, made under the Company's 1997 Stock Option Plan, was immediately exercisable and will remain exercisable for the full option term irrespective of Mr. Goldstein's employment status, or until death, if earlier, except that if Mr. Goldstein's employment is terminated for cause prior to a "Change-in-Control" (see "Executive Separation Policy" below at page 22), the unexercised portion of the option will be immediately forfeited. The other grants were made under the 2000 SAIP, and are subject to the same terms and conditions as grants to other employees under the 2000 SAIP. Mr. Goldstein is also entitled to, and has received, annual option grants with a value, based on the Black-Scholes model of option valuation, of not less than $590,000.

         (f) Mr. Goldstein was entitled to receive from the Company $2,118,750 in respect of long term incentive payments that he forfeited by leaving Unilever US ("Unilever LTIP"). Payments in respect of Unilever LTIP were to be made at the same times, and in the same amounts, as they would have been made to Mr. Goldstein had he remained an employee of Unilever US. An installment of $706,250 was paid to Mr. Goldstein in each of March 2001, March 2002 and March 2003.

         (g) Mr. Goldstein participates in all of the Company's benefit plans and programs applicable to all Company executive officers. In addition, the Company is required to provide Mr. Goldstein with (i) those benefits that he was receiving at Unilever US that are not provided under the Company's plans and programs, and (ii) with respect to benefits provided by both Unilever US and the Company but as to which the Company's benefits are less generous than those Mr. Goldstein was receiving from Unilever US, the same benefit level as he was receiving from Unilever US. Mr. Goldstein is not receiving any additional benefits pursuant to this understanding.

         (h) In no event will Mr. Goldstein receive aggregate pensions from the Company and Unilever US that are less than the pension he would have received had he continued to be employed by Unilever US for an additional five-year period. If he retires from the Company after completing five years of service, his Company pension will be based on the period of his service with the Company only. If he retires from the Company before completing five years of service, his Company pension will be based on a combination of his service with the Company and his service with Unilever US totaling five years. After calculating the aggregate of his actual Company pension and his actual pension from Unilever US, the Company will supplement that total with an amount equal to the difference between what his pension would have been had he continued to be employed by Unilever US for the additional five-year period and such aggregate actual pensions.

         (i) Mr. Goldstein participates in and is entitled to the benefits of the Company's Executive Separation Policy (the "ESP"), described below at page 22.

         (j) Mr. Goldstein was reimbursed for incidental business-related and other expenses up to $120,000 per year. In 2001 and 2002, housing and personal expenses of $42,411 and $44,976, respectively, were reimbursed to Mr. Goldstein. In 2003 the Compensation Committee recommended, and the Board approved, that the $120,000 amount be reclassified as salary, effective January 1, 2003, and that Mr. Goldstein would not be reimbursed for any expenses other than expenses that would be reimbursed to Company executive officers.

     Effective August 1, 2002, the Board granted a Performance Incentive Award (the "PIA") under the 2000 SAIP to Mr. Goldstein. The PIA has two objectives:
(a) to drive superior long term corporate performance on behalf of shareholders; and (b) to retain and reward Mr. Goldstein for such performance over the following five years. The PIA has the following terms and conditions:

         (a) The PIA has three performance/vesting periods, commencing as of August 1, 2002:


         ------------------------------------------------------------
                    PERIOD                   AWARD OPPORTUNITY
         ------------------------------------------------------------
           3 years ending July 31, 2005     25% of grant
                                            (50,000 shares)
         ------------------------------------------------------------
           4 years ending July 31, 2006     25% of grant
                                            (50,000 shares)
         ------------------------------------------------------------
           5 years ending July 31, 2007     50% of grant
                                            (100,000 shares)
         ------------------------------------------------------------

         (b) To earn any award, Mr. Goldstein must continue to serve as the Company's Chief Executive Officer through the end of such performance/vesting period.

         (c) During each performance period, Mr. Goldstein may earn the following portions of each installment of the award based on the Company's Total Shareholder Return ("TSR") during the performance periods as measured against a selected group of 21 companies (the "Comparison Group"):

               (i) 100% of the installment if the Company's TSR is above the 75th percentile of the Comparison Group; or

               (ii) 50% of the installment if the Company's TSR is above the 50th percentile and up to the 75th percentile of the Comparison Group.

         (d) Unless otherwise determined by the Compensation Committee, the installment of the PIA for any performance period is to be forfeited if:

               (i) the Company's TSR is at or below the 50th percentile of the Comparison Group; and/or

               (ii) the Company's TSR is negative, irrespective of the Company's ranking within the Comparison Group.

         (e) If all or a portion of an installment of the PIA for either of the first two performance periods is not earned, up to the full PIA may still be earned based on the Company's TSR for the full five-year PIA performance award period.

         (f) The Compensation Committee may adjust the composition of the Comparison Group or other provisions of the PIA in the event of changes in the business or performance of a Comparison

   Group company or the Company or in the event of other factors deemed relevant by the Compensation Committee. The Compensation Committee has not adjusted the composition of the Comparison Group or other provisions of the PIA since the PIA was granted to Mr. Goldstein.

         (g) Prior to vesting or forfeiture, Mr. Goldstein has voting rights over and rights to receive dividends on all shares subject to the PIA.

     As of March 31, 2003 Mr. Boyden and the Company entered into a contract (the "Boyden Contract") in connection with Mr. Boyden's contemplated retirement from the Company. The principal features of the Boyden Contract are:

         (a) Mr. Boyden resigned as Executive Vice President of the Company effective as of March 31, 2003, but will remain a full-time employee of the Company through March 31, 2006, his retirement date. Until March 31, 2006, he reports to the Company's Chief Executive Officer and performs such services as the Chief Executive Officer may reasonably assign to him.

         (b) Mr. Boyden continued to receive his base salary of $538,000 through March 31, 2003. For the period April 1, 2003 through March 31, 2006, he is being paid $36,722 per month, or an aggregate of $1,322,000, representing his severance entitlement under the Company's Executive Separation Policy ("ESP") (paid over 36 months instead of the 24 months contemplated by the ESP). During this period he also continues to be eligible to participate in all benefit plans to the same extent as all exempt United States executive employees of the Company and to receive all perquisites that he received as an executive officer of the Company. In addition, pursuant to an amendment to the Boyden Contract also dated as of March 31, 2003, Mr. Boyden was requested by Mr. Goldstein to perform certain additional services for the Company through December 31, 2003, not contemplated under clause (a) above, for which Mr. Boyden received $1,000 for each day or portion of a day during which he performed such additional services. Between April 1, 2003 and December 31, 2003, Mr. Boyden was paid an aggregate of $79,000 for such additional services. This arrangement has been extended until March 31, 2004 under the same terms.

         (c) Mr. Boyden is not eligible to participate in the Company's Annual Incentive Plan ("AIP") for any year after 2002 or in any cycle of the Company's Long-Term Incentive Plan ("LTIP") commencing after 2002. He continued to participate in the three-year LTIP cycle that commenced in 2001 and continues to participate in the LTIP cycle that commenced in 2002.

         (d) Mr. Boyden is not eligible to receive any stock-based awards (whether stock options or restricted stock) in respect of any year after 2003. The exercisability, lapsing and forfeiture of his outstanding stock options are governed by the terms of his various stock option agreements and the stock award plans under which such options were granted.

         (e) Mr. Boyden continues to accrue benefits and age and service credit under the Company's Pension Plan and Supplemental Retirement Plan through March 31, 2006.

     As of March 31, 2003 Mr. Block and the Company entered into a contract (the "Block Contract") in connection with Mr. Block's contemplated retirement from the Company. The principal features of the Block Contract are:

         (a) Mr. Block continued as Senior Vice President, General Counsel and Secretary of the Company through December 31, 2003 and will remain a full-time employee of the Company through December 31, 2006, his retirement date. Until December 31, 2006, he reports to the Company's Chief Executive Officer and performs such services as the Chief Executive Officer may reasonably assign to him, including continued service as the Company's representative on the boards of directors of various United States and international industry trade associations.

         (b) Mr. Block continued to receive his base salary of $420,000 per year through December 31, 2003. For the period January 1, 2004 through December 31, 2006, he is being paid $35,000 per month, or an aggregate of $1,260,000, of which $29,444 per month (a total of $1,060,000) represents his severance entitlement under the ESP (paid over 36 months instead of the 24 months contemplated by the ESP), and the remaining $5,556 per month (a total of $200,000) is additional compensation in respect of the services that he is performing for the Company during that period. During this period he also continues to be eligible to participate in all benefit plans to the same extent as all exempt United States executive employees of the Company and to receive all perquisites that he received as an executive officer of the Company.

         (c) Mr. Block is not eligible to participate in the AIP in respect of any year after 2003 or in any cycle of the LTIP commencing after 2003. He continues to participate in the three-year LTIP cycles commencing in 2002 and 2003.

         (d) Mr. Block is not eligible to receive any stock-based awards (whether stock options or restricted stock) in respect of any year after 2003. The exercisability, lapsing and forfeiture of his stock options outstanding at the end of 2003 are governed by the terms of his various stock option agreements and the stock award plans under which such options were granted.

         (e) Mr. Block continues to accrue benefits and age and service credit under the Company's Pension Plan and Supplemental Retirement Plan through December 31, 2006. For purposes of calculating his "final average compensation" under these plans, his compensation is deemed to be $630,000 for each of 2004 and 2005 and $0 for 2006.

     In November 2001 the Board initiated an "Eligible Executive Officer Share Value Option Exercise Loan Program" (the "Option Exercise Loan Program"), which permitted loans by the Company to certain executive officers who were not Board members and who held share value options ("SVOs") granted on November 14, 2000 containing certain features requiring their exercise prior to the expiration of the initial seven-year option exercise period. On November 13, 2001, the Compensation Committee authorized a loan by the Company to Mr. Howard of $986,563 (the "Howard Loan") to cover the option exercise price for the exercise of his SVO, which expired on November 23, 2001. As security for the loan, Mr. Howard pledged to the Company the 55,000 shares of the Company's Common Stock acquired on exercise of the option and assigned to the Company all rights to dividends on those shares. Mr. Howard repaid the Howard Loan in full on September 9, 2003. In the three quarters of 2003 before the loan was repaid, the interest rates were 3.3%, 3.2% and 3.2%, respectively. During the Company's 2003 fiscal year, the largest aggregate amount of the Howard Loan outstanding was $988,897. There were no material modifications to or waivers of the terms of the Howard Loan, which was made prior to the enactment of the Sarbanes-Oxley Act of 2002. The Option Exercise Loan Program has been discontinued.

     In June 1999, Nicolas Mirzayantz, currently Vice President, Global Business Development, Fine Fragrances and Toiletries, who became an executive officer of the Company in December 2002, received a full recourse job-related loan in the amount of $300,000 (the "Mirzayantz Loan") to assist him in the purchase of a residence in connection with his accepting an assignment in France. The interest rate on the Mirzayantz Loan was 7.21% and the loan was to be repaid in 20 quarterly installments of $18,000 commencing September 30, 1999 and continuing through June 30, 2004. Mr. Mirzayantz made 6 quarterly payments aggregating $108,000, reducing the principal balance of the loan at January 1, 2001 to $220,962. As of January 1, 2001, Mr. Mirzayantz returned to the United States to assume his current position and at that time, the Company suspended payment of the quarterly installments. Mr. Mirzayantz repaid the loan in full on January 29, 2004. During the Company's 2003 fiscal year, the largest aggregate amount of the Mirzayantz Loan outstanding was $251,048. There were no material modifications to or waivers of the terms of the Mirzayantz Loan, which was made prior to the enactment of the Sarbanes-Oxley Act of 2002.

EXECUTIVE SEPARATION POLICY

     On April 13, 2000, the Board approved the ESP, and authorized participation in the ESP by the then executive officers of the Company. The ESP covers separations from the Company, including within three years following a "Change-in-Control," as defined below ("CIC"). All of the executive officers named in the Summary Compensation Table (see "Summary Compensation Table" at page 14), except Mr. Edelman, are or were covered by the ESP's "Tier I" payments and benefits, described below; Mr. Edelman is covered by "Tier II" payments and benefits, described below. Except with respect to benefits specifically provided in retirement agreements executed with each of Mr. Boyden and Mr. Block (see the descriptions of the Boyden Contract and the Block Contract above at page 21), Mr. Boyden ceased to participate in the ESP as of March 31, 2003 and Mr. Block ceased to participate in the ESP as of December 31, 2003.

     Under the ESP, a participant whose employment with the Company is terminated without cause at any time other than within the three years following a CIC receives severance, calculated on a monthly basis, equal to the sum of (1) the covered executive's monthly base salary at the date of termination and (2) 1/12th of the average of the participant's three most recent annual incentive compensation awards, in each case payable as "salary continuation" over a period of 24 months, in the case of a Tier I participant, and 18 months, in the case of a Tier II participant. The executive is also entitled to a pro rata bonus in respect of the year of termination and continuation of medical, dental and insurance benefits for the 24-month or 18-month severance period. The executive receives no additional pension credit, and stock options and other long-term awards are exercisable only in accordance with their original terms.

     A participant terminated without cause or electing to terminate his or her employment with the Company for "good reason," as defined below, during the three years following a CIC is entitled to the following:

         (a) a lump sum payment equal to three times, in the case of a Tier I participant, and two times, in the case of a Tier II participant, the aggregate of (i) the participant's highest annual salary during the five years immediately preceding separation and (ii) the higher of (A) the participant's average annual incentive award for the most recent three years or (B) his or her target annual incentive award for the year of separation;

         (b) a lump sum payment of long-term incentive awards for the long-term incentive plan cycle(s) then in progress, with the amount of the award payment based on the higher of target or actual performance (the award is initially paid at target, and if actual performance at the end of the cycle is higher, is supplemented by an amount equal to the difference between the award associated with such performance and target);

         (c) 100% vesting of outstanding options, with the remainder of the option term to exercise them; provided that, if any stock option plan under which any such option has been issued does not permit such option to become vested and exercisable upon occurrence of a CIC and to remain outstanding for the remainder of the option term, for each share of Common Stock of the Company subject to any such option, whether or not such option is then exercisable, in exchange for the cancellation of the option, the participant receives a payment equal to the difference between the exercise price of such option share and a price equal to the highest of (i) the market price of Common Stock on the NYSE at the close of business on the effective day of employment termination, (ii) the price of Common Stock contained in any published tender offer made within one year before or one year after the date of the CIC, (iii) the price of Common Stock contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or one year after the date of the CIC, or (iv) the closing market price of Common Stock on the NYSE on the date of the CIC;

         (d) 100% vesting of outstanding restricted stock and stock unit awards and, unless waived or deferred by the participant, settlement of stock unit awards as promptly as practicable following termination;

         (e) credit for an additional three years, in the case of a Tier I participant, and two years, in the case of a Tier II participant, of service and age for pension calculation purposes; and

         (f) continuation of medical and dental coverage for the lesser of three years, in the case of a Tier I participant, and two years, in the case of a Tier II participant, or until the participant obtains new employment providing similar benefits.

     If following a CIC a Tier I or Tier II participant in the ESP becomes entitled to payments that are or would be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax that may be imposed (the "Excise Taxes"), the Company will pay to that participant an additional amount (a "Gross-Up Payment") such that, after the payment by the Employee of all taxes (including without limitation all income and employment tax and Excise Tax and treating as a tax the lost tax benefit resulting from the disallowance of any deduction of the Employee by virtue of the inclusion of the Gross-Up Payment in the Employee's adjusted gross income), and interest and penalties with respect to such taxes, imposed on the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Taxes imposed on the severance payments.

     Under the ESP (a) a CIC is deemed to have occurred if:

         (i) any "person," as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act, acquires voting securities of the Company and immediately thereafter is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then-outstanding voting securities;

         (ii) individuals who on September 1, 2000 constituted the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on September 1, 2000 or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority of the Board;

         (iii) immediately after a merger, consolidation, recapitalization, or reorganization of the Company, either (A) individuals who immediately prior to consummation of such an event constituted the Board do not constitute at least a majority of the members of the board of directors of the Company or the surviving or parent entity, as the case may be, or (B) the voting securities of the Company outstanding immediately prior to such event do not represent (either by remaining outstanding or by being converted into voting securities of a surviving or parent entity) at least 60% or more of the combined voting power of the outstanding voting securities of the Company or such surviving or parent entity; or

         (iv) the shareholders of the Company have approved a plan of complete liquidation of the Company, or a transaction resulting in the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect) is consummated;

and (b) "good reason" means the occurrence of any of the following events, unless the executive has consented in writing to such event:

         (i) a reduction by the Company in the executive's base salary as in effect immediately prior to the CIC;

         (ii) (a) the failure by the Company to continue in effect any compensation or employee benefit plan in which the executive was a participant prior to the CIC, unless the plan (x) is replaced by a successor plan providing to the executive substantially similar compensation and benefits or (y) terminates as a result of the normal expiration of the plan in accordance with its terms, as in effect immediately prior to the CIC, or (b) the taking of any other action, or the failure to act, by the Company which would materially adversely affect the executive's continued participation in any such plan as compared to the terms of such participation on the date of the CIC;

         (iii) effecting a change in the position of the executive that does not represent a position commensurate in level, authority and responsibilities with or a promotion from the executive's position with the Company immediately prior to the date of the CIC, or assigning to the executive responsibilities that are materially inconsistent with such prior position; or

         (iv) the Company's requiring the executive to be based anywhere more than 45 miles from the location of the executive's office immediately prior to the CIC;

in each case after notice in writing from the executive to the Company and a period of 30 days after such notice during which the Company fails to correct such conduct.

PENSION PLANS

     Of the executive officers named in the Summary Compensation Table, Messrs. Goldstein, Boyden, Howard, Wetmore and Block are participants in the Company's Pension Plan, a defined benefit plan, under which the Company makes periodic payments computed on an actuarial basis providing for fixed benefits for members in the event of retirement on or after age 55 with 10 years of service. Unreduced benefits are payable after age 62. Benefits under the Pension Plan are calculated with respect to a five-year average of participating employees' covered compensation (base salary or wage plus bonus), subject to an offset for amounts received as Social Security benefits for service after November 30, 1979. The table below indicates, for purposes of illustration, the approximate amounts of annual retirement income (subject to the above Social Security offset and without taking into account any limitations under the Internal Revenue Code (the "Code")) that would have been payable upon retirement at December 1, 2003 on a straight life basis under various assumptions as to salary and years of service to employees in higher salary classifications who participate in the Pension Plan, including the executive officers named above in the Summary Compensation Table other than Mr. Edelman. Messrs. Goldstein, Boyden, Howard, Wetmore and Block currently have 4, 3, 3, 12 and 11 years of service, respectively, under the Pension Plan. To the extent that the amounts of annual retirement income exceed the maximum benefit and compensation limitations, including limitations under Section 415 and
Section 401(a)(17) of the Code, such amounts are payable in the same form and manner under the Company's unfunded Supplemental Retirement Plan ("SERP"). Mr. Goldstein, in addition to being a participant in the Company's Pension Plan and SERP, has a separate unfunded arrangement under the MOU providing for pension benefits which are not presently calculable. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 19. Mr. Howard also has a separate unfunded arrangement, under which, once he has completed five years of service with the Company, he will receive service credit for an additional five years of service. Mr. Boyden and Mr. Block continue to accrue benefits under the Company's Pension Plan and SERP pursuant to the terms of the Boyden Contract and Block Contract, respectively. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 21. Mr. Edelman, who is not a United States citizen, is a participant in the pension plan of the Company's Netherlands subsidiary, and has 11 years of service under that plan. Amounts that would be payable to Mr. Edelman are not materially different than those set forth in the table below.


                                           ESTIMATED ANNUAL PENSION FOR SPECIFIED YEARS OF SERVICE
   AVERAGE      --------------------------------------------------------------------------------------------------------------
 COMPENSATION        5           10            15            20            25            30             35             40
-------------   ----------   ----------   -----------   -----------   -----------   ------------   ------------   ------------
 $  400,000      $ 34,544     $ 69,088     $103,632      $138,176      $169,875      $  190,195     $  210,515     $  230,835
    500,000        43,180       86,360      129,540       172,720       212,344         237,744        263,144        288,544
    600,000        51,816      103,632      155,448       207,264       254,813         285,293        315,773        346,253
    700,000        60,452      120,904      181,356       241,808       297,282         332,842        368,402        403,962
    800,000        69,088      138,176      207,264       276,352       339,750         380,390        421,030        461,670
    900,000        77,724      155,448      233,172       310,896       382,219         427,939        473,659        519,379
  1,000,000        86,360      172,720      259,080       345,440       424,688         475,488        526,288        577,088
  1,100,000        94,996      189,992      284,988       379,984       467,157         523,037        578,917        634,797
  1,200,000       103,632      207,264      310,896       414,528       509,626         570,586        631,546        692,506
  1,300,000       112,268      224,536      336,804       449,072       552,094         618,134        684,174        750,214
  1,400,000       120,904      241,808      362,712       483,616       594,563         665,683        736,803        807,923
  1,500,000       129,540      259,080      388,620       518,160       637,032         713,232        789,432        865,632
  1,600,000       138,176      276,352      414,528       552,704       679,501         760,781        842,061        923,341
  1,700,000       146,812      293,624      440,436       587,248       721,970         808,330        894,690        981,050
  1,800,000       155,448      310,896      466,344       621,792       764,438         855,878        947,318      1,038,758
  1,900,000       164,084      328,168      492,252       656,336       806,907         903,427        999,947      1,096,467
  2,000,000       172,720      345,440      518,160       690,880       849,376         950,976      1,052,576      1,154,176
  2,100,000       181,356      362,712      544,068       725,424       891,845         998,525      1,105,205      1,211,885
  2,200,000       189,992      379,984      569,976       759,968       934,314       1,046,074      1,157,834      1,269,594
  2,300,000       198,628      397,256      595,884       794,512       976,782       1,093,622      1,210,462      1,327,302

     Following the acquisition by the Company of Bush Boake Allen Inc. ("BBA") in November 2000, the Pension Plan for Eligible Employees of Bush Boake Allen Inc. was merged with the Company's Pension Plan as of December 31, 2000. Benefit accruals under the BBA Pension Plan were frozen as of that date. Benefit service for former BBA employees under the Company's Pension Plan starts as of December 1, 2000. Former BBA employees will receive a frozen accrued benefit under the BBA Pension Plan plus a benefit under the Company's Pension Plan for service after December 1, 2000. In addition to the benefit determined under the table above for service after December 1, 2000, Mr. Boyden, formerly an employee of BBA, is entitled, as of December 31, 2003, to an annual benefit of $13,568 based on his service in the United States with BBA and an annual benefit of (pounds sterling)84,384 based on his service in the United Kingdom with BBA.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION AND OTHER RELATED PARTY MATTERS

     The members of the Compensation Committee during 2003 were Messrs. Georgescu, Martinez, Van Dyke, and Mr. Henry P. van Ameringen. Mr. van Ameringen served on the committee until his retirement from the Board on May 14, 2003. Mr. Van Dyke served on the committee until January 2004. Mr. Van Dyke is Senior Vice President of Salomon Smith Barney Inc., which has received commissions for brokerage services performed in connection with securities transactions on behalf of the Company and its retirement plans which amounted to $388,073 in 2003. Mr. van Ameringen was a former officer (until 1979) of the Company.

     Dr. Blobel is a cofounder of Chromocell Corporation ("Chromocell"). Chromocell pays Dr. Blobel a nominal advisory fee of $2,000 per year for scientific advice to Chromocell with respect to its research efforts and programs. Dr. Blobel does not receive any other compensation from Chromocell (other than reimbursement of expenses). In addition, Dr. Blobel has received equity as a founder of Chromocell and has a 3.9% equity interest in Chromocell.

     The Company and Chromocell have entered into a Research Agreement under which Chromocell has engaged in a program to develop for the Company cell lines to assist the Company in creating new flavor and fragrance ingredients. In 2003 the Company paid Chromocell $590,000 to fund the research program and acquire certain rights to the cell lines. In addition, the Company has also retained the right to provide equity capital or debt financing to Chromocell at such times as Chromocell may determine to increase its equity or debt. The terms of any such equity investment or debt financing will be negotiated in good faith at arms-length between the Company and Chromocell. The Company is currently finalizing an additional research agreement pursuant to which the Company will pay Chromocell $1,119,000 to continue the initial research program and $565,000 to fund a new research program to develop additional cell lines. The Company is also considering an equity capital and/or debt financing arrangement with Chromocell.

                        REPORT OF THE AUDIT COMMITTEE*

     The Audit Committee of the Board assists the Board in fulfilling its oversight of:

     o the Company's financial reporting process and the integrity of the Company's financial statements and related financial information;

     o   the Company's internal control environment, systems and performance;

     o the qualifications and independence of the Company's independent accountant;

     o the performance of the Company's independent accountant and internal auditors; and

     o the Company's compliance with laws and regulations and with the Company's Code of Business Conduct and Ethics.

     In carrying out these responsibilities, the Audit Committee, among other things:

     o oversees the preparation of annual and quarterly financial statements by the Company's management and reviews with management and the independent accountant, prior to issuance, the information to be released and the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q;

     o oversees the work of the independent accountant, including appointment, reviewing the scope of audit services, approving all audit and non-audit services and fees to be paid, evaluating performance, and confirming independence; and

     o oversees management's implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company's processes with respect to the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "SOA"), the Company's internal auditing plans and programs and the Company's policies relating to legal and regulatory compliance.

     The Committee operates under a written Charter, reviews that Charter annually and recommends Charter changes, as appropriate, to the Board. The Charter was most recently revised on January 27, 2004 and a copy of the Committee's revised Charter is attached to this proxy statement as Exhibit A. Pursuant to the Committee's Charter, the Committee reviews annually the Committee's own performance. In addition, the Committee has established, together with members of the Company's management, a hiring policy for employees or former employees of the Company's independent accountant, consistent with the requirements of the Securities and Exchange Commission ("SEC") and/or the New York Stock Exchange ("NYSE").

     The Audit Committee reviews with the Company's independent accountant the results of its audits and reviews, its evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Company's independent accountant periodically updates the Audit Committee about new accounting developments and their potential impact on the Company's reporting. The Audit Committee meets regularly with the Company's independent accountant without Company management present.

     The Audit Committee also meets regularly with Company management without the Company's independent accountant present, to discuss management's evaluations of the performance of the independent accountant. In addition, the Audit Committee meets regularly with the Company's Director of Internal Audit without either the Company's independent accountant or management present, to discuss the Company's internal audit process and the results of ongoing or recently completed internal audits.

----------
* This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

     With respect to the Company's 2003 fiscal year, the Audit Committee:

     o appointed PricewaterhouseCoopers LLP ("PwC") as the Company's independent accountant for the year ended December 31, 2003;

     o reviewed and discussed the Company's audited financial statements with management and PwC;

     o discussed with PwC the scope of PwC's services, including its plans for audits and reviews and the identification of audit risks;

     o adopted procedures under which the Audit Committee reviews and pre-approves all audit and non-audit services performed by PwC;

     o   approved the audit and non-audit services provided during 2003 by PwC;

     o reviewed with PwC the quality of the Company's financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61 (Communication with Audit Committees);

     o reviewed with PwC the effectiveness of the Company's disclosure and control processes designed to ensure accurate and fair financial reporting, including those relating to the certifications, by the Company's Chief Executive Officer and Chief Financial Officer, that are required in periodic reports filed by the Company with the SEC;

     o discussed with the Board, management and PwC the requirements of the SOA, SEC regulations, and the corporate governance standards of the NYSE as they impact the Audit Committee, the financial reporting process and internal controls procedures; and

     o received from PwC written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), describing all relationships between PwC and the Company that might bear on PwC's independence from management and the Company, and discussed this information with PwC; thereafter the Committee concluded that the independence of PwC was not compromised by the provision of non-audit services.

     Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent accountant, PwC, annually performs an independent audit of the financial statements and expresses an opinion on the conformity of those financial statements with generally accepted accounting principles.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the Year Ended December 31, 2003 for filing with the SEC. The Audit Committee also evaluated and selected PwC as the Company's independent accountant for the Company's 2004 fiscal year, subject to shareholder ratification.


                                        AUDIT COMMITTEE


                                        J. Michael Cook
                                        Chairman


                                        Margaret Hayes Adame
                                        Arthur C. Martinez

                               PERFORMANCE GRAPH*


                     INTERNATIONAL FLAVORS & FRAGRANCES INC.


                Total Cumulative Shareholder Return for Five-Year
                       Period Ending December 31, 2003(1)


                                [GRAPHIC OMITTED]


       December 31                           1998        1999       2000      2001       2002        2003
       ----------------------------------   ------      ------     ------     -----      -----      ------
       International Flavors & Fragrances   100.00       88.54      50.18     74.95      89.97       91.03
       S&P 500                              100.00      121.04     110.02     96.96      75.54       97.19
       Peer Group (2)                       100.00       93.41      95.31     88.92      86.22      100.92

----------
(1) Total Cumulative Shareholder Return assumes that the value of an investment in the Company's Common Stock and each index was $100 on December 31, 1998, and that all dividends were reinvested.

(2) The companies in the Peer Group are Alberto-Culver Company, Avon Products, Inc., Campbell Soup Company, Church & Dwight Co., Inc., The Clorox Company, The Coca-Cola Company, Colgate-Palmolive Company, ConAgra Foods, Inc., The Dial Corporation, The Estee Lauder Companies Inc., General Mills, Inc., The Gillette Company, H.J. Heinz Company, Hershey Foods Corporation, Hormel Foods Corporation, Kellogg Company, McCormick & Company, Incorporated, McDonald's Corporation, Nestle S.A., PepsiCo, Inc., The Procter & Gamble Company, Revlon, Inc., Sara Lee Corporation, Sensient Technologies Corp., Yum! Brands, Inc., Unilever N.V. and Wm. Wrigley Jr. Company.

----------
* This Comparison of Five Year Cumulative Total Return shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

           ITEM 2. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANT

     The Audit Committee has selected PricewaterhouseCoopers LLP to be the Company's independent accountant for the Company's 2004 fiscal year and has further directed that management submit the selection of independent accountant for ratification by the Company's shareholders at the 2004 Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2004 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountant is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Except as stated below (See "Other Matters" at page 34), the shares of Common Stock represented by the proxies being solicited will be voted FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountant for the Company's 2004 fiscal year.


PRINCIPAL ACCOUNTANT FEES AND SERVICES

     Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2003 and 2002 were:

                                     2003             2002
                                --------------   --------------
  Audit Fees                     $ 3,049,400      $ 2,288,700
  Audit-Related Fees                 774,300          733,300
  Tax Fees                         2,171,500        4,862,900
  All Other Fees                      33,500        1,828,000
                                 -----------      -----------
  Total                          $ 6,028,700      $ 9,712,900
                                 ===========      ===========

     The Audit fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and statutory and subsidiary audits, consents, income tax provision procedures and assistance with review of documents filed with the SEC.

     The Audit-Related fees as of the years ended December 31, 2003 and 2002, respectively, were for assurance and related services with respect to employee benefit plan audits, accounting consultations and audits in connection with specific transactions, internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

     Tax fees as of the years ended December 31, 2003 and 2002, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with and representation in tax audits and appeals, tax services for employee benefit plans and expatriate tax compliance services.

     All Other fees as of the years ended December 31, 2003 and 2002, respectively, were for services rendered for: other accounting and auditing services for government filings and other non-financial statement audits, software license fees and other professional services. The year ended December 31, 2002 included $1,735,200 in fees for financial information systems implementation and design services which fees were incurred through October 2, 2002 when the consulting services group of PricewaterhouseCoopers LLP was sold to IBM Corporation.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

     The Audit Committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the independent accountant to the Company. The policy requires that all services to be performed by PricewaterhouseCoopers LLP, the Company's independent accountant, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services being provided by the independent accountant are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Committee receives updates on services being provided by the independent accountant, and management may present additional services for approval. All services rendered by PricewaterhouseCoopers LLP to the Company are permissible under applicable laws and regulations. Since the May 6, 2003 effective date of the new SEC rule applicable to services being provided by the independent accountant, each new engagement of PricewaterhouseCoopers LLP was approved in advance by the Audit Committee.

          ITEM 3. SHAREHOLDER PROPOSAL RELATING TO AUDITOR INDEPENDENCE

     The Company has received a shareholder proposal from International Brotherhood of Electrical Workers' Pension Benefit Fund (the "IBEW Fund"), 1125 Fifteenth St. N.W., Washington, DC 20005. The IBEW Fund has requested that the Company include the following proposal and supporting statement in the Company's proxy statement for the 2004 Annual Meeting, and if properly presented, this proposal will be voted on at the 2004 Annual Meeting. The IBEW Fund beneficially owns 3,282 shares of Company Common Stock. The shareholder proposal and supporting statement are quoted verbatim in italics below.

     The Board disagrees with the adoption of the resolution proposed below and asks shareholders to read through the Board's response, which follows the shareholder proposal.

     THE BOARD RECOMMENDS A VOTE AGAINST THE FOLLOWING PROPOSAL.

Proponent's Proposal:

                         Auditor Independence Proposal

     Resolved, that the shareholders of International Flavors Corporation ("Company") request that the Board of Directors and its Audit Committee adopt a policy stating that the public accounting firm retained by our Company to audit the Company's financial statements will perform only "audit" and "audit-related" work for the Company and not perform services generating "tax fees" and "all other fees" as categorized under U.S. Securities and Exchange Commission ("SEC") regulations.

     Supporting Statement: The issue of auditor independence has been a major concern for investors and the markets since the demise of Enron. In response to numerous incidences of accounting fraud that shook the foundations of the corporate financial auditing and reporting system, both Congress and the SEC have responded with important reforms. However, we believe that more needs to be done to limit the potential impairment of auditor independence.

     The Sarbanes-Oxley Act ("Sarbanes-Oxley") was a strong effort to deal with various aspects of the auditor independence issue. Sarbanes-Oxley enhanced the role of board audit committees in retaining and monitoring audit firms, while limiting the types of non-audit services that audit firms are permitted to perform for audit clients. The SEC followed-up with enhanced reporting requirements (Release No. 33-8183, May 6, 2003) that provide investors better insight into the range of services beyond audit services for which an audit firm is being utilized. The following categories of service fees must be reported: (1) Audit Fees; (2) Audit-Related Fees; (3) Tax Fees, and (4) All Other Fees.

     We believe important steps have been taken to protect auditor independence, but we also believe more needs to be done. The Congress and the SEC have acted. Now we think it is important that shareholders use the enhanced disclosure to protect the integrity of the financial reporting system.

     Fee disclosures indicate that our Company paid the firm retained to audit the Company's financial statements more for non-audit services than for the audit work. Specifically, our Company paid more in combined fees for "audit-related," "tax" and "all other" work performed by the audit firm than it did for the "audit" work performed by the firm. We believe this imbalance is unhealthy and a potential threat to auditor independence at our Company. Further, when this imbalance occurs we believe it is time for the Board's Audit Committee to adopt a policy that addresses the issue.

     Our resolution presents a straightforward and effective response: The Board and the Audit Committee should adopt a policy that limits the public accounting firm retained to audit the Company's financial statements to performing only "audit" and "audit-related" work. We believe that limiting the audit to providing only audit and audit-related services would be another positive step in protecting auditor independence.

     We urge your support for this reasonable measure to advance auditor independence.

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

     The Board of Directors takes the integrity of the audit process seriously. Over the past two years, Congress, the SEC and the NYSE have established important new corporate governance standards strengthening the requirements of auditor independence. The Board believes that the Company's outside auditors are and have been independent. The Board also believes that the new laws, rules and listing standards will further enhance this process. The Board recommends a vote AGAINST the adoption of this proposal because the Board believes that it would impair the Company's flexibility and create additional expense for the Company.

     The SEC's rules contain principles that guide the determination of auditor independence. The Company respects and endorses these principles. Sarbanes-Oxley strengthens the application of these principles by, among other things, specifically targeting non-audit services provided by an independent accountant. Sarbanes-Oxley prohibits the provision of certain non-audit services to an audit client where those services present a high degree of risk of conflicts of interest. The Company's Audit Committee has adopted specific policies consistent with these rules in order to avoid such conflicts of interest.

     Sarbanes-Oxley further requires that an Audit Committee, comprised only of independent directors, pre-approve all audit and permitted non-audit services provided by the Company's independent accountant. The rules recently adopted by the SEC require the Company to disclose for the two most recent years, fees paid to the independent accountant for: (1) audit services, (2) audit-related services, (3) tax services and (4) other services. The Company must also describe, in qualitative terms, the types of non-audit services provided under the other three categories. The disclosures must include the Audit Committee's policies and procedures for pre-approval of services to be rendered by the independent accountant. This process, overseen by the Company's independent Audit Committee, preserves the Company's commitment to the independence of its accountants.

     The Board believes that the laws, rules and regulations, as well as the Company's independent Audit Committee's oversight procedures, sufficiently protect the integrity of the auditing process and assure the independence of the Company's independent accountant. Prohibiting the independent accountant from providing certain permitted non-audit services may result in inefficiencies and increased costs to the Company. Moreover, the SEC has greatly restricted the types of non-audit services that may permissibly be provided by independent accountants.

     In 2003, the Company's independent accountants provided no significant non-audit services to the Company other than tax services, and the Company currently anticipates that tax services will represent the only significant non-audit services to be provided to the Company by its independent accountants in 2004.

     The Board believes that certain tax services are more efficiently conducted by the Company's independent accountants. In fact, Sarbanes-Oxley specifically permits an independent accountant to perform certain tax services for an audit client, and only such permitted tax services will be performed by the independent accountants for the Company. Such services must still be pre-approved by the Company's independent Audit Committee and disclosed in public filings.

     The Company's current practices provide investors with assurance that the Company's independent accountant will remain independent from the Company. Prohibiting the Company's Audit Committee, comprised solely of independent directors, from exercising its judgment and engaging independent accountants to perform certain permitted non-audit services is unnecessary to achieve the Proposal's stated goal of protecting auditor independence.

     As such, the Board recommends a vote AGAINST the adoption of this proposal because the Board believes that it would impair the Company's flexibility and create additional expense for the Company.

SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the next annual meeting of shareholders must be received by the Secretary of the Company for inclusion in the Company's proxy statement, notice of meeting and form of proxy with respect to that meeting by November 26, 2004. Section 3 of the By-laws of the Company provides that in order for a shareholder to transact business or nominate any director at an annual meeting of shareholders, the shareholder must satisfy the provisions of the By-laws, including giving written notice to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must contain specified information about the proposed business or candidate and the shareholder making the proposal. If the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the notice given by the shareholder must be received not later than the close of business on the tenth day following the day on which the notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors to file reports regarding beneficial ownership of the Company's Common Stock with the SEC, and to furnish the Company with copies of all such filings. Based on a review of these filings, the Company believes all such filings were timely made.

                                 OTHER MATTERS

     As of the date of this proxy statement the Board is not aware that any matters other than those specified above are to be presented for action at the 2004 Annual Meeting. If any other matters should come before the meeting, proxies in the enclosed form will be voted on such matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified. In accordance with the Board's recommendations, executed proxies returned by shareholders will be voted, if no contrary instruction is indicated, FOR the election of the 8 nominees described herein, FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountant for the Company's 2004 fiscal year and AGAINST the shareholder proposal described herein.

     A quorum at the 2004 Annual Meeting is established if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting, either in person or by proxy. Broker non-votes and abstentions are counted for purposes of determining a quorum, but are not counted for purposes of determining the approval of the proposals to be acted upon. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. All executed proxies will be voted in accordance with the instructions contained therein. The 8 nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy will be elected as directors. A majority of the votes cast is required to ratify the appointment of independent accountant and to recommend that the Board consider adoption of a shareholder proposal. Under New York law, abstentions and broker non-votes, if any, will not be counted as votes cast. Therefore, they will have no effect on the outcome of the matters to be voted on at the meeting.

     A broker non-vote occurs when a brokerage firm or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Under the NYSE rules, certain proposals, such as the election of directors and the ratification of the selection of independent accountants, are considered "routine" matters and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of such brokerage firms. For "non-routine" proposals, such as proposals on equity compensation plans, brokers may not vote on the proposals unless they have received voting instructions from the beneficial owner, and these are called "broker non-votes". An "abstention" is a properly signed proxy card which is marked abstain. If a person is a participant in the Company's Retirement Investment Fund (401(k)) plan or employee stock purchase plan and has Common Stock in a plan account, the proxy also serves as voting instructions for the plan trustee.

     THE COMPANY WILL ON A REQUEST IN WRITING PROVIDE WITHOUT CHARGE TO EACH PERSON FROM WHOM PROXIES ARE BEING SOLICITED FOR THE COMPANY'S 2004 ANNUAL MEETING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A REQUEST FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MADE TO SECRETARY, INTERNATIONAL FLAVORS & FRAGRANCES INC., 521 WEST 57TH STREET, NEW YORK, N.Y. 10019. THE COMPANY'S ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE THROUGH THE COMPANY'S WEBSITE, WWW.IFF.COM.

     The Board of Directors invites you to attend the meeting in person. If you are unable to do so, please sign, date and return the enclosed proxy promptly in the enclosed envelope, so that your shares will be represented at the meeting.


                                        By Order of the Board of Directors,


                                        Dennis M. Meany
                                        Senior Vice President, General Counsel
                                        and Secretary
March 18, 2004

                                   EXHIBIT A

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                          (AS ADOPTED JANUARY 27, 2004)

I. PURPOSE. The Audit Committee (the "Committee") of the Board of Directors (the "Board") of International Flavors & Fragrances Inc. (the "Corporation") assists the Board in fulfilling its oversight responsibilities. The Audit Committee oversees and reviews the financial reporting process and the integrity of the Corporation's financial statements and related financial information, the Corporation's internal control environment, systems and performance, the audit process of the independent accountant and the internal auditor, the qualifications, independence and performance of the independent accountant and the internal auditor, and the procedures for monitoring compliance with laws and regulations and with the Corporation's Code of Business Conduct and Ethics (the "Code"). In performing its duties, the Committee maintains effective working relationships with the Board, management and the Corporation's independent accountant and internal auditors.

          The Committee serves in an oversight capacity and is not part of the Corporation's operational or managerial decision-making process. The Corporation's management is responsible for preparing the Corporation's financial statements and the independent accountant is responsible for auditing the financial statements. Additionally, the Committee recognizes that the Corporation's financial management, including the internal auditors, and the independent accountant have more time, knowledge and detailed information concerning the Corporation than Committee members. As a result, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any certification as to the work of the independent accountant.

II. MEMBERSHIP. The Committee is comprised of at least three members, including a Chairperson, all of whom are selected by, and who serve at the pleasure of, the Board. All members of the Committee must be "independent directors," meaning directors who are independent of management of the Corporation, who are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as Committee members, and who otherwise satisfy the "independence" requirements of the United States Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"), or any other exchange on which shares of the common stock of the Corporation are listed. No member of the Audit Committee is permitted to receive any consulting, advisory or other compensation payments directly or indirectly from the Corporation, other than the compensation received for service as a director and as a member of any committee of the Board. All members of the Committee must be financially literate (as determined by the Board in its business judgment) or must become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee must have in the Board's judgment such accounting or related financial management expertise as to satisfy NYSE requirements and qualify as an "audit committee financial expert" in accordance with applicable SEC rules. In addition, no person may be a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any SEC or NYSE rule or standard.

          Additionally, if a Committee member simultaneously serves on the audit committee of more than three public companies, then the Board shall determine whether or not such simultaneous service would impair the ability of such member to effectively serve on the Committee, and the Corporation will disclose such determination in the annual proxy statement.

III. MEETINGS. The Committee meets approximately seven times each year and more frequently as circumstances warrant. The Committee may ask members of management, the Corporation's independent accountant and/or internal auditors, or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request, in either open or executive session. The Committee keeps written minutes of its meetings. The Committee may, when appropriate, delegate authority to one or more of its members or to one or more subcommittees of its members.

IV. COMMITTEE RESPONSIBILITIES. The Committee has the following responsibilities:

          o    INDEPENDENT ACCOUNTANT

               a. To appoint on behalf of the Corporation the independent accountant to conduct audits and reviews of the financial statements of the Corporation and to assure that the independent accountant is ultimately accountable and reports directly to the Committee; to oversee the services of the independent accountant; to establish the terms of the retention of the independent accountant, including all fees and other payments to the independent accountant, all of which shall be funded by the Corporation; to resolve any disagreements between management and the independent accountant concerning financial reporting; to establish policies and procedures for the pre-approval by the Committee of all audit and non-audit services to be provided by the independent accountant, consistent with rules of the SEC and NYSE, and designed to assure the continued independence of the independent accountant; to evaluate the qualifications, performance and independence of the independent accountant, including a review and evaluation of the lead partner, and to consider, in order to assure continuing independence, rotation of the independent accountant and lead partner; to present annually to the Board the Committee's conclusions concerning the independence of the independent accountant; and, where appropriate, to discharge the independent accountant.

               b. To review the scope and plans for the independent accountant's annual audit and quarterly reviews.

               c. To require the independent accountant to submit to the Committee at least annually a formal written statement delineating all relationships between the independent accountant and the Corporation, including but not limited to non-audit services provided by the independent accountant and related fees; to discuss with the independent accountant all such relationships and, based on such written statement and discussions, to review and assess the independence of the independent accountant in accordance with the requirements of the SEC and the NYSE; and, where appropriate, take action in response to the independent accountant's statement to enable the Committee to satisfy itself of the independent accountant's independence.

               d. To obtain from the independent accountant at least annually, and review, (a) a report by the independent accountant describing the independent accountant's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent accountant, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent accountant, and any steps taken to deal with any such issues; and (b) other required reports from the independent accountant.

        o      INTERNAL AUDIT

               a. To review and concur in the appointment or replacement and oversee the evaluation and compensation of the Corporation's Director of Internal Audit in order to ensure the independence of the internal audit function.

               b. To consider at least annually, in consultation with the independent accountant, the Director of Internal Audit, and financial management of the Corporation, the audit scope, plan, staffing and budget of the internal auditors.

               c. To review at least annually the internal audit program and projects to be undertaken by the Director of Internal Audit and to receive and review periodic reports of the results of and follow-ups to internal audits.

               d. To review with the independent accountant, the Director of Internal Audit, and financial management, the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management reports thereon).

         o     FINANCIAL REPORTING

               a. To discuss with financial management and with the independent accountant any significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including any significant changes in the Corporation's selection or application of accounting principles; the effect of regulatory or accounting initiatives; the development, selection and disclosure of critical accounting policies and the effect of alternative assumptions, estimates or generally accepted accounting principles ("GAAP") and methods on the Corporation's financial statements; and all material written communications between the independent accountant and management.

               b. To review and discuss with the independent accountant and financial management of the Corporation at the conclusion of the year-end audit and each quarterly review and prior to finalizing and filing, each annual or interim report of the Corporation, including, as applicable:

                    i. the Corporation's annual and interim financial statements and related footnotes;

                    ii. disclosure under management's discussion and analysis of financial condition and results of operations ("MD&A");

                    iii. the independent accountant's audit or review of and report on such financial statements, including any significant accounting matters and findings and management's responses to them;

                    iv. any significant changes in the audit or review scope or plan from that previously presented to the Committee;

                    v. any significant transactions not a normal part of the Corporation's business and the manner in which they were accounted for in such financial statements;

                    vi. the independent accountant's qualitative judgments and recommendations about the appropriateness of the Corporation's accounting principles and practices, any proposed changes in such accounting principles and practices and the Corporation's implementation of previously recommended changes in accounting principles and practices;

                    vii. the independent accountant's communications with respect to any reportable conditions or material weaknesses in the Corporation's internal controls (which, for purposes of this Charter, will include disclosure controls where appropriate);

                    viii. any lack of cooperation, disputes or disagreements with management, audit problems or other difficulties encountered by the independent accountant during the course of the audit or review, including any restrictions on the scope of its work or access to requested information, and management's responses thereto;

                    ix. the process conducted by the Chief Executive Officer and Chief Financial Officer with respect to the certifications required to be filed by them with the SEC and NYSE; and

                    x. other matters related to the conduct of the audit of the annual financial statements and review of the interim financial statements that are to be communicated to the Committee under generally accepted auditing standards ("GAAS") and the rules of the SEC and NYSE.

               c. To recommend to the Board whether the audited financial statements are to be included in the annual report of the Corporation to be filed with the SEC.

               d. To prepare the report required to be included in the Corporation's annual proxy statement disclosing whether the Committee has reviewed and discussed the audited financial statements with management and has discussed matters specified by GAAS and by SEC rules and regulations with the independent accountant, and has taken whatever action and prepared such other reports and letters as may be required from time to time by the SEC and/or the NYSE.

               e. To review, together with counsel for the Corporation, legal and regulatory matters that may have a material effect on the Corporation's financial statements, accounting policies or compliance policies, including any correspondence or communications from or with regulators or governmental agencies.

               f. To discuss with management the Corporation's earnings press releases, including the presentation of pro forma or other non-GAAP information, as well as the type of financial information or earnings guidance or type of presentation provided or to be provided to the public, the investment community or rating agencies.

         o     CONTROL SYSTEMS AND ENVIRONMENT

               a. To consider and review with the independent accountant, the Director of Internal Audit and the financial management of the Corporation the adequacy of the Corporation's internal controls, including computerized information system controls and security, and any related significant findings and recommendations by the independent accountant or the Director of Internal Audit, together with management's responses.

               b. To review the annual internal control report of management as and when required by SEC rules promulgated under Section 404 of the Sarbanes-Oxley Act of 2002 and the attestation and report of the independent accountant as and when required in connection therewith, and management's quarterly and annual evaluations of and conclusions about the effectiveness of and changes to internal controls and procedures for financial reporting.

               c. To establish, monitor and review procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

               d. To review the Corporation's program to monitor compliance with the Code, and to meet periodically with the Corporation's General Counsel, Chief Financial Officer and Director of Internal Audit to discuss compliance with the Code.

               e. To review periodically the Corporation's Global Authorization Limits or comparable document relating to approval authority and to recommend to the Board appropriate changes thereto.

               f. To review officers' expense accounts and perquisites reported on such expense accounts, including officers' use of corporate assets, and to consider the results of any review by the internal auditors or independent accountant; results of the review will be forwarded to the Compensation Committee for review of reasonableness and appropriateness of disclosure of all such items.

               g. To discuss with management the Corporation's major risk exposures and the guidelines or policies implemented by management to monitor and control such exposures, including the Corporation's financial risk assessment and financial risk management policies.

               h. To establish with management hiring policies for employees or former employees of the independent accountant, consistent with the requirements of the SEC and/or the NYSE.

               i. To review and, if appropriate, approve all material transactions with related parties.

               j. To provide regular reports to the Board of Directors of the Corporation.

               k.   To review annually the Committee's own performance.

               l. To review this Charter annually and update it when appropriate.

         o     EXECUTIVE SESSIONS

               To meet periodically with the Director of Internal Audit, with the independent accountant, and with management, in separate executive sessions, to discuss matters then being considered by the Committee or that the Committee or any of these groups concludes should be discussed privately with the Committee.

V. INVESTIGATIONS AND STUDIES; FUNDING. The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities as described above, and may retain, at the expense of the Corporation, independent counsel, accountants or other advisors or consultants, as the Committee considers necessary or appropriate to assist in any such investigation or study or otherwise in connection with the performance of its responsibilities. The Corporation will provide all funding necessary for the performance by the Committee of all matters within the scope of its responsibilities.

                                   [IFF LOGO]



                                ADMISSION TICKET
                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                           MAY 11, 2004 AT 10:00 A.M.
                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
                              521 WEST 57TH STREET
                               NEW YORK, NY 10019


                             ADMITS ONE SHAREHOLDER


                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
                          PROXY/VOTING INSTRUCTION CARD


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERNATIONAL FLAVORS & FRAGRANCES INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 11, 2004 OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.









                            - FOLD AND DETACH HERE -
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

     The undersigned shareholder of INTERNATIONAL FLAVORS & FRAGRANCES INC. (the "Company") hereby appoints each of Messrs. RICHARD A. GOLDSTEIN, DOUGLAS J. WETMORE and DENNIS M. MEANY as the attorney and proxy of the undersigned, with full power of substitution, to act by a majority present, to vote the number of shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the headquarters of the Company, 521 West 57th Street, New York, New York, on Tuesday, May 11, 2004 at 10:00 A.M. Eastern Time, and any postponement(s) or adjournment(s) thereof (the "Meeting").


     PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR SHARES OF STOCK ARE TO BE VOTED. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN ON AN EXECUTED PROXY, THIS PROXY WILL BE VOTED FOR EACH OF THE NAMED NOMINEES AS A DIRECTOR, FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANT FOR THE 2004 FISCAL YEAR, AGAINST THE SHAREHOLDER PROPOSAL RELATING TO AUDITOR INDEPENDENCE AND IN THE DISCRETION OF THE PROXY COMMITTEE ON ANY OTHER MATTER PROPERLY BEFORE THE MEETING, UNLESS OTHERWISE SPECIFIED.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Dear Shareholder:

   The Annual Meeting of Shareholders (the "Meeting") of International Flavors & Fragrances Inc. (the "Company") will be held at 10:00 A.M. Eastern Time on Tuesday, May 11, 2004 at the headquarters of the Company, 521 West 57th Street, New York, NY 10019. The Company is now offering shareholders three alternative ways of voting their proxies:

           BY MAIL                               BY TELEPHONE                            THROUGH THE INTERNET
Mark, sign and date your        OR     (Available only until 5:00 p.m.      OR     (Available only until 5:00 p.m.
proxy card and return it in            Eastern Time on May 10, 2004)               Eastern Time on May 10, 2004)
the enclosed envelope to               Call toll free 1-866-205-9060 on            Access the website at
Wachovia Bank, N.A.                    any touch-tone telephone to                 https://www.proxyvotenow.com/iff
Attn: Proxy Tabulation                 authorize the voting of your                to authorize the voting of your
NC 1153                                shares. You may call 24 hours a             shares. You may access the site
PO Box 217950                          day, 7 days a week. You will be             24 hours a day, 7 days a week.
Charlotte, NC 28254-3555               prompted to follow simple                   Follow the instructions that
                                       instructions.                               appear on your computer screen.

The giving of such proxy does not affect your right to vote in person if you            ----------------------------
attend the Meeting. The prompt vote of your proxy will aid the Company in
reducing the expense of additional proxy solicitation. In order to assist the           ----------------------------
Company in preparing for the Meeting, please also indicate whether you currently        ----------------------------
plan to attend the Meeting. If you wish to attend the Meeting in person, you must bring this letter and picture identification in order to be admitted to the
Meeting.                                                                                ----------------------------

If you vote by telephone or through the Internet, please DO NOT mail back this proxy card.


                           - FOLD AND DETACH HERE -
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

[X]   PLEASE MARK VOTES AS IN THIS EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1.  Election of directors:
    (01) Margaret Hayes Adame (02) Gunter Blobel (03) J. Michael Cook
    (04) Peter A. Georgescu (05) Richard A. Goldstein
    (06) Alexandra A. Herzan (07) Arthur C. Martinez (08) Burton M. Tansky

    FOR all nominees   [ ]         WITHHOLD authority   [ ]
    listed (except as             to vote for all nominees
    indicated to the
    contrary)

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WRITE THE NAME(S) OF SUCH NOMINEE(S) IN THE SPACE PROVIDED.

____________________________________________________________________

2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountant for the 2004 fiscal year

      FOR             AGAINST          ABSTAIN
      [ ]               [ ]              [ ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

3. A shareholder proposal relating to auditor independence


      FOR             AGAINST          ABSTAIN
      [ ]               [ ]              [ ]

     CHANGE OF ADDRESS -- MARK HERE      [ ]

     I WILL ATTEND THE ANNUAL MEETING    [ ]


Please sign this proxy and return it promptly whether or not you expect to attend the Meeting. Please sign exactly as your name or names appear(s) on this proxy. If you are signing as an attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. For an account in the name of two or more persons, each person should sign, or if one signs, please attach evidence of authority.


DATED____________________ SIGNED________________________________________________

                                ________________________________________________